As filed with the Securities and Exchange Commission on April 19, 2002
                               File No. 33-38066

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                         POST EFFECTIVE AMENDMENT NO. 15
                                       TO
                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             SBM CERTIFICATE COMPANY
               (Exact name of registrant as specified in charter)

                                    Maryland
         (State or other jurisdiction of incorporation or organization)

                                      6725
            (Primary Standard Industrial Classification Code Number)

                                   52-2250397
                      (I.R.S. Employer Identification No.)

                                 5101 River Road
                                    Suite 101
                            Bethesda, Maryland 20816
                                 (301) 656-4200
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           Eric M. Westbury, President
                             SBM Certificate Company
                                 5101 River Road
                                    Suite 101
                            Bethesda, Maryland 20816
                                 (301) 656-4200
               (Address, including zip code, and telephone number,
                   including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon after the effective date of this registration statement as is practicable.

The registrant has registered an indefinite amount of securities under the Securities Act of 1933 pursuant to Rule 24f-2 under the Investment Company Act of 1940.

PROSPECTUS

                             SBM CERTIFICATE COMPANY
                             SERIES 503 CERTIFICATES
                             SERIES 505 CERTIFICATES
                             SERIES 507 CERTIFICATES
                             SERIES 510 CERTIFICATES

     This Prospectus describes fully paid fixed-rate face-amount certificates ("Certificates") issued by SBM Certificate Company (the "Company"). When you purchase a Certificate, you make a single payment to the Company in exchange for its promise to pay the amount you have invested ("Face Amount"), plus accrued interest, on a fixed future date.

     The Series 503, Series 505, Series 507 and Series 510 Certificates have fixed interest guarantee periods ("Guarantee Periods") of three, five, seven and ten years, respectively, from the date of issue. The Guarantee Periods for the Certificates will automatically be extended for additional Guarantee Periods of the same duration, unless you notify the Company in writing to the contrary. Your Certificate will mature no later than thirty years from the date it was issued ("Maturity Date"). Your Certificate investment earns a fixed interest rate that is declared in advance for the duration of a Guarantee Period, but never is less than 2.5%. You may choose to have your interest:

     o COMPOUNDED ANNUALLY and paid at the end of the Guarantee Period, when the Certificate matures, or when you make a withdrawal

     o    PAID ANNUALLY

     o    PAID QUARTERLY

     As of the date of this Prospectus, depending upon the interest payment method you have chosen, we will pay interest under the Certificates per the attached schedule of rate for the Guarantee period of each Series.

                                      Interest       Interest          Interest
                                        Paid           Paid           Compounded
Certificate                           Quarterly      Annually          Annually
-----------                           ---------      --------         ----------
Series 503 ..................           5.70%          5.80%            6.00%
Series 505 ..................           6.15%          6.25%            6.40%
Series 507 ..................           6.40%          6.50%            6.65%
Series 510 ..................           6.75%          6.85%            7.00%

     These rates may or may not have changed when you apply to purchase your Certificate. New interest rates for each of the Guarantee Periods will be declared periodically, with a guaranteed minimum rate of 2.5%. See "Description of the Certificates" for a more complete description of the terms of the Certificates, including applicable charges for early withdrawals.

     THERE IS NO SALES CHARGE WHEN YOU PURCHASE YOUR CERTIFICATE. IF YOU WITHDRAW ALL OR A PORTION OF YOUR CERTIFICATE INVESTMENT PRIOR TO THE END OF A GUARANTEE PERIOD, A WITHDRAWAL CHARGE WILL APPLY.

     This Prospectus contains information about the Certificates that you should know before investing. You should read this Prospectus and any supplements, and retain them for future reference.

     PLEASE SEE "RISK FACTORS" AT PAGE 4 FOR A DESCRIPTION OF THE RISKS ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES.

     THE CERTIFICATES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF, OR GUARANTEED BY ANY BANK, NOR ARE THEY INSURED BY THE FDIC. THE COMPANY IS REGISTERED AS A FACE-AMOUNT CERTIFICATE COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940. THE CERTIFICATES ARE FIXED-INCOME SECURITIES THAT ARE BACKED SOLELY BY THE ASSETS OF THE COMPANY, INCLUDING REQUIRED RESERVES.

     AS WITH ALL INVESTMENT COMPANIES, THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THE CERTIFICATES OR PASSED ON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

_________, 2002

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SBM Certificate Company...............................................        4
     Risk Factors.....................................................        4
     Relationship with State Bond.....................................        5
     Effects of Changes in Interest Rates.............................        5
     Withdrawals During a Guarantee Period............................        5
     Interest Rates for Renewal Periods...............................        5
Description of the Certificates.......................................        6
     Minimum Investment...............................................        6
     Interest Rates...................................................        6
     Interest Payment Options.........................................        6
     Guarantee Periods and Maturity...................................        7
     Withdrawals......................................................        7
     Loans............................................................        8
     Deferred Payment.................................................        9
     Federal Income Tax Treatment.....................................        9
     Transfer of Ownership............................................        9
Reserves and Deposits with Custodian..................................       10
Certain Financial Information.........................................       10
Use of Proceeds.......................................................       10
Investments...........................................................       10
     Type of Investments..............................................       11
     Investment Policies..............................................       13
     Management of Securities Investment..............................       14
     Real Estate Loan Portfolio.......................................       14
     Performance......................................................       14
How to Purchase Certificates..........................................       14
     Through the Company..............................................       15
     Affinity Groups..................................................       15
     Investment Amounts...............................................       16
     Canceling Your Order.............................................       16
     Application Acceptance...........................................       16
About SBM Certificate Company.........................................       16
     History..........................................................       16
     Business.........................................................       17
     Competition......................................................       18
     Capital Structure................................................       18
     Regulation.......................................................       18
     Description of Property..........................................       19
     Legal Proceedings................................................       19

                                                                            Page
                                                                            ----
Executive Officers and Directors......................................       19
      Board of Directors..............................................       21
      Audit Committee.................................................       21
Relationship with State Bond and Affiliates...........................       22
Independent Auditors..................................................       22
Selected Financial Data...............................................       23
Management Discussion and Analysis of Financial Condition and
   Results of Operations..............................................       23
      Results of Operations...........................................       24
      Asset Portfolio Review..........................................       27
      Liquidity and Financial Resources...............................       28
Index to Financial Statements.........................................      F-1

                             SBM CERTIFICATE COMPANY

     The Company is a Maryland corporation wholly-owned by State Bond & Mortgage Company, L.L.C. ("State Bond"), a Maryland limited liability company. The Company's executive offices are located at 5101 River Road, Suite 101, Bethesda, Maryland 20816; its telephone number is 301-656-4200. The Company maintains an Administrative Office at 125 North Minnesota Street, New Ulm, MN 56073; its toll-free telephone number is 1-888-749-4353 or 1-800-965-4999. Unless otherwise indicated or required by the context, the terms "Company," "we," "us" or "ours," as used in this Prospectus, refer solely to SBM Certificate Company and do not include its wholly-owned subsidiary, Atlantic Capital Funding Corporation ("ACFC").

     On July 19, 2000, State Bond completed the purchase of all of the issued and outstanding shares of common stock of SBM Certificate Company a Minnesota corporation ("SBM MN"), from ARM Financial Group Inc. ("ARM"), a Delaware corporation (the "Acquisition"). State Bond effected the Acquisition as assignee under a Stock Purchase Agreement, dated March 28, 2000, by and among 1st Atlantic Guaranty Corporation ("1st Atlantic"), a Maryland corporation, and ARM. State Bond is wholly-owned by 1st Atlantic. The Company and 1st Atlantic are face-amount certificate companies registered as such under the Investment Company Act of 1940 ("1940 Act").

     As part of the Acquisition transactions, SBM MN was merged into the Company. The Company was organized on May 24, 2000, with nominal assets, and formed for purposes of redomestication from Minnesota to Maryland. As a result, the Company has succeeded SBM MN, which was a registered face-amount certificate company, as the "registrant" in all filings made by SBM MN under the Securities Act of 1933, Securities Exchange Act of 1934 ("Exchange Act") and the 1940 Act, including the registration statement of which this prospectus is a part.

     The Company has assumed the face-amount certificate business of SBM MN. The Company's predecessors have issued various series of face-amount certificates of the fully paid and installment type since 1914. The Company has assumed the obligations under SBM MN's outstanding face-amount certificates as a result of the Acquisition.

                                  RISK FACTORS

     The Company is not a bank, broker-dealer or insurance company. The Certificates are not bank products, equity investments, annuities or life insurance, and are not guaranteed or insured by any governmental agency or fund or private third party. The Company has not applied for or received a rating for the Certificates from any nationally recognized rating organization. The Certificates are fixed-income securities that are backed solely by the assets of the Company, including required reserves.

RELATIONSHIP WITH STATE BOND

     The Company is an independent operating entity, but relies upon State Bond and its affiliates to provide it with management, marketing and administrative services, as well as office facilities and personnel, for the conduct of the Company's business. See "Relationship with State Bond and Affiliates."

EFFECTS OF CHANGES IN INTEREST RATES

     Economic and market conditions and fluctuations in interest rates affect the market value of the Company's investment portfolio, which consists primarily of government and corporate bonds, real estate, real estate mortgage notes and money market accounts. Although the Company seeks to control this interest rate risk, the value of its investment portfolio may decrease during periods of sharp changes in interest rates. In such an environment, if the Company had to sell assets to meet liquidity needs, it could recognize losses on the sale of these assets. These losses could reduce the overall capital resources available to the Company to provide a source of funds for its operations, including the making of payments on Certificates. Historically, the Company has not defaulted on any payments due on Certificates.

WITHDRAWALS DURING A GUARANTEE PERIOD

     You may make withdrawals under a Certificate during a Guarantee Period. However, the Company assesses a withdrawal charge when you withdraw some or all of your account value prior to the end of a Guarantee Period. The withdrawal charge is assessed on the amount of the withdrawal. Your "account value" includes the amount you invest in a Certificate at the outset (your "principal"), together with accrued interest at the full stated rate. The charge will be deducted from your remaining account value or, in the case of a complete surrender, deducted from your account value. Therefore, you may receive less upon a withdrawal than the amount of your investment. See "Guarantee Periods and Maturity" and "Withdrawals" under "Description of Certificates," below.

     We assess the withdrawal charge largely because of the negative impact that early withdrawals of principal investments could have on our reserves and our ability to offer competitive interest rates to investors. The withdrawal charge also helps us defray part of our cost of marketing the Certificates under which withdrawals are made. You also may be subject to penalties if you withdraw amounts held in a Certificate from an IRA or other tax-qualified plan. Please consult your tax adviser.

INTEREST RATES FOR RENEWAL PERIODS

     The initial interest rates applicable to the Certificates are payable for the initial three, five, seven and ten-year Guarantee Periods only. Although the Company intends to declare in advance interest rates above the 2.5% minimum rate for Certificate years beyond the initial Guarantee Period, it has no obligation to do so, nor does the certificate holder have any obligation to renew beyond the initial Guarantee Period.

                         DESCRIPTION OF THE CERTIFICATES

MINIMUM INVESTMENT

     The minimum amount you may invest is (a) $1,000 if you choose to have interest compounded or paid annually, or (b) $5,000 if you choose to have interest paid quarterly. The amount you invest in a Certificate is its face amount.

INTEREST RATES

     The Company declares the interest rate payable for a Certificate's Guarantee Period on the 1st and 15th day of each month. The interest rate declared will be applicable for the entire Guarantee Period. The Company will never declare an annual interest rate of less than 2.5%. To confirm the Company's current rates at any time, please contact the Company's Administrative Office by calling toll-free at 1-888-749-4353 or 1-800-965-4999.

     The interest rates applicable to your Certificate during its initial Guarantee Period will be the rates in effect on the date your application is received at the Company's Administrative Office.

     The prevailing interest rates available on interest-bearing instruments of a quality comparable to that of our investments are a primary consideration in deciding upon the interest rates declared by the Company. However, the Company has complete discretion as to what interest rates it declares for the Certificates. When a Certificate is renewed, the interest rates in effect for the succeeding Guarantee Period will be the declared rates at the end of the Guarantee Period that is expiring. These new interest rates may be greater or lesser than the rates in effect for the expiring Guarantee Period. The certificate holder has the option to renew the certificate and is under no obligation to renew at the end of the Guarantee Period.

INTEREST PAYMENT OPTIONS

     You may choose to:

     o compound your interest annually and receive it at the end of the Guarantee Period, when the Certificate matures or when you make a withdrawal

     o    receive annual interest payments

     o    receive quarterly interest payments

     Your interest rates will be different depending on the interest payment option you choose. You may not change your interest payment option once your Certificate has been issued. Interest on the Certificates accrues monthly and compounds annually.

GUARANTEE PERIODS AND MATURITY

     At the end of a Guarantee Period, you will be entitled to receive the original invested amount plus any unpaid interest that has accrued if you elect to receive interest payments annually or quarterly. If you elect to have interest compounded, you will be entitled to receive the original invested amount plus interest. In all cases, the amount you receive will be reduced by the amount of any prior partial withdrawals or loans (see "Loans") from your account value and applicable withdrawal charges. You may partially or fully redeem your Certificate at the end of any Guarantee Period and incur no withdrawal charge. See "Withdrawals."

     The Company will notify you in writing at least fifteen days prior to the end of your Certificate's Guarantee Period. Unless you notify the Company in writing to the contrary, the Company will automatically extend your Series 503 Certificate, Series 505 Certificate, Series 507 Certificate, or Series 510 Certificate for an additional three, five, seven or ten-year Guarantee Period, respectively. The Company may extend your Series 503, Series 505, Series 507 and Series 510 Certificate for a total of nine, five, three and two additional periods, respectively, until the Maturity Date of the Certificate. The terms of your initial Certificate will continue to apply, except that as explained above under "Interest Rates," new interest rates may apply. You should contact the Company to determine whether a new interest rate will apply to your renewed Guarantee Period.

     Series 503, Series 505 and Series 510 Certificates mature 30 years after original issuance. Series 507 Certificates mature 28 years after original issuance. The date on which a Certificate matures is the Maturity Date of the Certificate.

WITHDRAWALS

     The withdrawal charge imposed by the Company, if you withdraw any amount of your account value prior to the end of a Guarantee Period, will be deducted from your remaining account value or, in the case of a complete surrender of your Certificate, deducted from the amount withdrawn, according to the following schedule:

Charge Based on Amount Withdrawn

Year of Guarantee Period                  1       2        3        4        5       6        7        8        9       10
-----------------------------------      ---     ---      ---      ---      ---     ---      ---      ---      ---      ---
Series 503.........................       6%      6%       5%
Series 505.........................       8%      8%       7%       6%       5%
Series 507.........................       9%      9%       9%       8%       7%      6%       5%
Series 510.........................      10%     10%      10%      10%      10%      9%       8%       7%       6%       5%

     The minimum amount you may withdraw is $1,000. The minimum amount remaining must be at least $1,000, if you chose to have interest compounded to maturity or paid annually, and at least $5,000 if you chose to have interest paid quarterly. The entire account value will be withdrawn if the amount otherwise remaining is less than the applicable minimum amount.

     The withdrawal charge does not apply to scheduled payments of interest. In addition, the charge does not apply if the withdrawal is made to meet expenses resulting from your death.

     You must submit a written request for withdrawal to the Company at its Administrative Office. The amount requested will be withdrawn first from accrued interest and then from principal. Withdrawal requests will be processed on the business day that they are received, and a check will be disbursed to you generally within seven business days.

     For mutual protection, a signature guarantee may be required if:

     (1)  you request a withdrawal of an amount in excess of $50,000,

     (2) you request that your redemption proceeds be disbursed to someone other than the registered owners,

     (3) you request that your redemption proceeds be disbursed to an address other than the address of record, a preauthorized bank account, or a preauthorized brokerage firm account,

     (4) withdrawal instructions are received from an agent, not the registered owners, or

     (5) we believe a signature guarantee would protect against potential claims based on the instructions received.

     A signature guarantee verifies the authenticity of your signature. You can obtain a signature guarantee from certain banks, brokers or other eligible guarantors. You should verify that the institution is an eligible guarantor prior to signing. A notarized signature is not sufficient.

LOANS

     You may borrow up to 50% of your account value for a term not to exceed five years, but not beyond the Maturity Date of your Certificate. Loans are subject to an annual interest charge of up to 6% of the amount withdrawn, but are not subject to the withdrawal charge. You will not earn interest on the amount borrowed. The Company will treat a loan that you do not repay as a permanent withdrawal. The Company will assess the withdrawal charge that would have applied at the date the loan was due but not repaid.

DEFERRED PAYMENT

     The Company reserves the right, prior to a Certificate's maturity, to defer any payment for up to thirty days. During any such period, interest will accrue on the deferred amount at not less than the minimum interest rate of 2.5%.

FEDERAL INCOME TAX TREATMENT

     Under Internal Revenue Service rules and regulations, Certificate holders realize current income for tax purposes. Under these guidelines, you must report interest accrued on a Certificate as taxable ordinary income each year on a current basis. If you have elected to have interest compounded annually, you must recognize interest income for income tax purposes in the years in which it is accrued even though you won't receive the interest payment until the end of the Certificate's Guarantee Period or until the Certificate matures. The Company will report to you annually the amount of your income from the Certificate for tax purposes. Please consult your tax adviser for information about any tax consequences in your individual circumstances. If you hold your certificate in an IRA or other tax-qualified plan, your tax treatment will be different from that otherwise applicable.

     Pursuant to federal law, you must provide the Company with a correct taxpayer identification number. Generally, this number is your Social Security or employer identification number. Failure to provide such number may make it necessary for the Company to withhold a portion of any accrued interest.

TRANSFER OF OWNERSHIP

     You may transfer ownership of your Certificate by submitting a completed transfer request form to the Administrative Office. Please note that transfers of ownership from a tax-qualified plan may have adverse tax consequences. Please consult your tax adviser.

     You should sign the written transfer request exactly as the Certificate is registered. For transfers of $20,000 or more, your signature or signatures must be guaranteed by a national securities exchange, a member firm of a principal stock exchange, a registered securities association, a clearing agency, a bank or trust company, a savings association, a credit union, a broker or dealer, a municipal securities broker or dealer, or a government securities broker or dealer. Further documentation may be required from corporations, executors, partnerships, administrators, trustees or custodians.

                      RESERVES AND DEPOSITS WITH CUSTODIAN

     The Company accrues liabilities under its face-amount certificates for which it maintains reserves in accordance with the 1940 Act. In general, the Company establishes its certificate liability monthly in an amount equal to the account value of its outstanding certificates less any withdrawal charges otherwise applicable at that date.

     The 1940 Act requires the Company to have capital stock in an amount not less than $250,000 and to keep on deposit, with a qualified custodian, certain kinds of investments having a value not less than the amount of its certificate reserves as calculated under the 1940 Act plus $250,000.

     Most of the Company's investments are on deposit pursuant to the terms of a custody agreement with U.S. Bank Trust N.A., a national banking association located in Minneapolis, Minnesota. The Company also maintains separate deposits as required by certain states. The custody agreement requires the Company to maintain investments on deposit with a value (calculated in accordance with the provisions of the 1940 Act) in excess of its reserves for outstanding certificate obligations. If the Company fails to make a required payment on a Certificate, the custodian is required, at the request of a Certificateholder, to make the payment from its investments.

                          CERTAIN FINANCIAL INFORMATION

     For information regarding the amounts of revenue, results of operations and assets attributable to its face-amount certificate business and significant events relating to its business see "Selected Financial Data" and "Management's Discussion and Analysis of Results of Operations and Financial Condition".

                                 USE OF PROCEEDS

     The Company backs the Certificates by investing money received from the sale of Certificates and keeping the invested assets on deposit. The Company's investments are diversified and of generally high quality. The composition and quality of its investments is subject to change from time to time at its sole discretion, subject to requirements of the 1940 Act.

                                   INVESTMENTS

     Under provisions of the 1940 Act, we are permitted to invest our reserves only in assets that constitute "qualified investments" under the laws of the District of Columbia, and such other assets as the SEC may permit under the 1940 Act. Set out below is a summary of the types of investments in which we expect to invest, as well as a description of certain investment policies established by management and our Board of Directors.

TYPES OF INVESTMENTS

     We intend to invest our reserves, as well as the amount that we hold in excess of the reserves, primarily in the types of securities and other investments described below. Except as specifically noted, we may invest our reserves in such investments without limitation. In addition, except as specifically noted, the limitations described below apply only at the time of investment. The assets that we hold in excess of reserves are not subject to the limitations described below.

     U.S. Government Securities. We may invest in direct obligations of the U.S. Government ("U.S. Government securities"). These include bills (which have maturities of one year or less), notes (which have maturities of between 2 and 10 years), and bonds (which have maturities greater than 10 years) issued by the U.S. Treasury ("Treasury"). The market value of U.S. Government securities will fluctuate with changes in interest rate levels. Thus, if interest rates increase from the time the security was purchased, the market value of the security will decrease. Conversely, if interest rates decrease, the market value of the security will increase.

     U.S. Government Agency Securities. We may invest in securities issued by certain federal agencies that are (i) backed by the full faith and credit of the United States, (ii) guaranteed by the Treasury, (iii) or are supported by the agency's right to borrow from the Treasury. Issuing agencies may include, for example, the Government National Mortgage Association ("GNMA" or Ginnie Mae"), Federal National Mortgage Association ("FNMA" or "Fannie Mae"), or Federal Home Loan Mortgage Corporation ("FHLMC" or "Freddie Mac"). Although their close relationship with the U.S. Government is believed to make them high-quality securities with minimal credit risks, the U.S. Government is not obligated by law to support either FNMA or FHLMC.

     Bank Obligations. We may invest in CDs, bankers' acceptances, and other short-term debt obligations of banks. CDs are short-term obligations that commercial banks issue for a specified period of time and at a specified interest rate. Banker's acceptances are time drafts drawn on a commercial bank by a borrower, usually in connection with international commercial transactions.

     Commercial Paper And Other Corporate Debt. We may invest in commercial paper issued by companies that meet the criteria for investment by life insurance companies under the laws of the District of Columbia ("qualified corporations"). Commercial paper consists of short-term unsecured promissory notes that qualified corporations issue to finance short-term credit needs. We also may invest in longer-term debt obligations of qualified corporations. We will not invest more than two percent of our reserves in any one issue of such obligations of any one qualified corporation. In addition, we do not intend to invest in any debt securities rated below investment grade by any nationally recognized statistical rating organization.

     Equipment Related Instruments. We may invest in equipment trust certificates and similar instruments (collectively, "equipment related instruments") that are secured by transportation equipment (e.g., railroad cars, trucks, and airplanes) that has been sold or leased to a common carrier. Equipment related instruments are a means of financing the acquisition of equipment. A trustee, such as a bank, holds the title to the equipment, collects purchase or lease payments from the purchaser, and, in turn, makes principal and interest payments to the instrument holders for a specified term. In case of default, the trustee is authorized to sell the equipment to protect the instrument holders. We will not invest more than two percent of our reserves in any one issue of an equipment-related instrument by any one qualified corporation.

     Municipal  Securities.   We  may  invest  in  various  types  of  municipal
securities, which are debt securities issued by a state, its political subdivisions, agencies, authorities, school districts, and other governmental instrumentalities for various public purposes, including, for example, the construction of public facilities, hospitals, highways, and schools. We will only invest in municipal securities that (i) represent direct and general obligations of the issuing governmental entity, or (ii) are payable from designated revenues pledged to the payment of the principal and interest on such securities.

     Preferred And Common Stock. We may invest in preferred and common stock of qualified corporations. Preferred stock has priority over common stock as to income and generally as to the assets of an issuer, but usually has limited voting rights. We may invest in the common stocks of qualified corporations whose debt and preferred stock, if any, also meet our criteria for investment. We will not invest more than one percent of our reserves in the preferred or common stock of any single qualified corporation.

     Real Estate And Investments Secured by Real Estate. We may invest directly in real estate or in investments secured by real estate. We generally will only purchase or hold real estate if it is income producing. We may, however, also receive real estate in satisfaction of debts owed to us, and may improve or develop any real estate that we acquire. We will not invest or agree to invest in real estate if such investment would cause us to: (i) invest more than two percent of our reserves in real estate or improvements thereon during any period of 12 consecutive months; (ii) invest or hold more than five percent of our reserves in real estate or improvements thereon for the purpose of producing income; or (iii) hold more than ten percent of our reserves in real estate. We may invest in notes or loans secured by a first lien on real estate, provided such real estate is worth at least 33 1/3% more than the amount secured. These investments may include tax lien certificates issued by municipalities to satisfy delinquent tax bills on real estate. Such certificates evidence the indebtedness of the property owner for the tax due, bear interest and are secured by a first priority lien on the property on which the tax is owed. The greatest risk with these investments is the time and costs of a foreclosure process when amounts remain unpaid beyond the Company's aging policy. This risk is mitigated by the Company's first priority lien on the property on which the tax is owed, and the Company's general policy of securing these investments only with properties in which the amount advanced by the Company to acquire the certificates is less than 5% of the market value of the property that secures the investment.

INVESTMENT POLICIES

     The Company's management and Board of Directors have established the investment policies set out below. Subject to the approval of the Company's shareholders, these policies may be changed at any time without Certificate owner approval.

     Borrowing. We may borrow money to a limited extent from banks (including the Company's custodian bank) as we deem necessary or appropriate to our business. We currently do not intend to borrow amounts equal to more than 25% of our total assets (including the amount borrowed). We will not buy securities on margin or sell securities short.

     Commodities. We do not currently intend to engage in the purchase or sale of commodities.

     Concentration. Except as noted below, we will not invest more than 25% of our assets in the securities of issuers in any one industry. The foregoing limitation does not apply to investments in U.S. Government and U.S. Government agency securities, nor to real estate and real estate loans.

     Loans. In addition to real estate loans, described above, we may make loans of varying terms to financial institutions and individuals in amounts up to 85% of the value of the securities pledged as collateral for the loans at the time we make the loans. The securities pledged as collateral must be of a type in which we can invest.

     Portfolio Turnover. We will buy, sell, or hold our assets in the manner that we deem prudent, without regard to the impact on the turnover rate of our portfolio.

     Senior Securities. We are restricted by law from issuing any securities other than face-amount certificates, common stock, and promissory notes or other paper related to our borrowings.

     Underwriting Securities. We do not intend to act as an underwriter of securities issued by other persons. We may, however, be deemed to be an underwriter when we purchase and later sell unregistered securities.

                                   ----------

     To the extent that the above-described investments and investment policies differ from the investments made and policies followed prior to the Acquisition, the Company expects to effect changes over time to conform the composition of its investments to the Company's current investment policies. In any case, the Company's reserves supporting its outstanding Certificates must consist only of "qualified investments" under the 1940 Act.

MANAGEMENT OF SECURITIES INVESTMENTS

     Subject to the oversight of the Board, the Company's management is responsible for selecting and managing the Company's securities investments to ensure that the Company has, in cash or qualified investments, as that term is defined in Section 28(b) of the 1940 Act, assets having an aggregate value not less than that required by applicable law. Qualified investments are defined as those investments which life insurance companies are permitted to invest in or hold under provisions of the Insurance Code of the District of Columbia. Management also is responsible for placing orders for the purchase and sale of the Company's securities investments with brokers and dealers. The Company may in the future engage one or more investment advisers to assist the Company in the management of its securities investments.

REAL ESTATE LOAN PORTFOLIO

     ACFC performs underwriting and closing services for the Company, which acquires mortgage notes from ACFC. ACFC is FHA approved and may originate and process real estate loans directly as well as offer its loan programs to outside mortgage brokers and bankers on a wholesale basis. In the latter case, outside brokers will originate and process loans and ACFC will underwrite and close the loans that meet its investment requirements. ACFC may enter into agreements with select outside mortgage brokers, bankers and mortgage loan servicing companies to service certain types of mortgages that may require special servicing treatment because of various factors, such as the unique features of the underlying real estate or the credit quality of the borrowers.

PERFORMANCE

     From time to time, the Company may quote current and historical yields on its Certificates in advertisements and in sales literature. The availability of the current yields quoted will depend on when you purchase your Certificate, interest payment method, and the Guarantee Period you select. Quotations of historical yields are not indicative of future yields. The Company also may compare its yield to those offered by competing products, such as CDs and Treasuries, as well as other fixed income securities.

                          HOW TO PURCHASE CERTIFICATES

     You may purchase Certificates through one of the methods described below. You must complete an application and submit it, along with payment at the time of purchase. THE COMPANY RESERVES THE RIGHT TO ACCEPT OR REJECT ANY APPLICATION AT ITS SOLE DISCRETION.

THROUGH THE COMPANY

     BY MAIL. You may purchase Certificates directly from the Company by mailing a completed application together with a check, to our Administrative Office. Your envelope should be addressed: SBM Certificate Company, 125 North Minnesota Street, New Ulm, MN 56073 or SBM Certificate Company, 5101 River Road, Suite 101, Bethesda, MD 20816.

     BY WIRE. You may also wire payments for Certificates from your financial institution to the Company's wire receiving bank account. Before wiring funds, please notify Client Services at 1-888-749-4353 or 1-800-965-4999 to advise the Company of your investment and to receive instructions as to how and where to wire your investment funds.

     The minimum amount you may wire is $1,000. Please remember to return your completed application to Client Services at the address above. A copy of the application must coincide with your wire funds that day. On the day you wire funds you may fax the copy of your application to the Company at 507-354-9548 or 301-656-4204. The original application must be delivered to the Company within three business days following the transaction to ensure the Effective Date of your Certificate. The Company may offer one or more other series of face-amount certificates in the future, or under other prospectuses of the Company. Various products have different features including interest rates and withdrawal charges.

THROUGH AUTHORIZED SELLERS

     You may purchase Certificates through broker-dealers that have selling agreements with the Company. Broker-dealers will receive compensation based on the amount of the purchase payment for a Certificate. Please call Client Services at 1-888-749-4353 to find out if your broker-dealer is on the Company's list of authorized sellers. Any compensation to authorized sellers is paid by the Company's general fund, so that all of your money will be invested in your Certificate.

AFFINITY GROUPS

     From time to time, the Company may seek to introduce Certificates to members of affinity groups, including service organizations, non-profit associations, and other types of membership organizations (collectively, "affinity groups") through various programs. Although affinity groups are not permitted to sell Certificates, they may provide the Company with mailing lists and other information to enhance the marketing of Certificates to their members. For their cooperation, the Company may compensate affinity groups an amount that is mutually agreed upon. Please call Client Services at 1-888-749-4353 for the current list of affinity groups with whom the Company has arrangements.

INVESTMENT AMOUNTS

     For an explanation of the minimum and maximum investments in each type of Certificate, see "Description of the Certificates." Certain additional restrictions may apply if you use the Certificates to fund your Individual Retirement Account ("IRA") or other qualified retirement plan account.

CANCELING YOUR ORDER

     You can, without incurring a withdrawal charge or other penalty, cancel your investment in a Certificate within five business days after the date on which you purchased your Certificate. Simply call or write Client Services at the same telephone number or address as indicated above. You will not earn any interest on Certificates that you cancel under this provision. The Company will send a refund check to you within 30 days of your cancellation request.

APPLICATION ACCEPTANCE

     All applications to purchase Certificates are subject to the Company's acceptance or rejection at its sole discretion. If your application to purchase a Certificate is accepted, you will receive a confirmation of such acceptance. You will also receive an annual statement reflecting all account activity. We do not issue paper certificates to evidence the purchase of Certificates. Instead, your Certificate purchase is registered with the Company in book registration form, thereby relieving you of the responsibility for the safekeeping of paper certificates and the need to deliver them to the Company upon redemption. Please refer to our Face-Amount Certificate Confirmation Statement for terms and conditions and detailed information about your Certificate. The date we accept your application at our Administration Office and have received cleared funds is the "Effective Date" of your Certificate.

                          ABOUT SBM CERTIFICATE COMPANY

HISTORY

     SBM MN was incorporated in Minnesota in June 1990 to assume the face-amount certificate business of SBM Company ("SBM") which began in 1914. ARM purchased most of the assets of SBM in June 1995 and continued the issuance of face-amount certificates. As a result of the Acquisition, the Company assumed the obligations of SBM MN's outstanding face-amount certificates and now is the issuer of face-amount certificates that trace their origin to the early 1900s.

     On December 17, 2000, 1st Atlantic contributed its 100% ownership of ACFC to the Company. ACFC is a mortgage broker that originates and sells residential real estate loans.

BUSINESS

     The Company issues and services fixed rate face-amount certificates. A face-amount certificate is an obligation of the issuer to pay a face, or principal, amount, plus specified interest, to the holder of the certificate. Under the Certificates, the face amount may be paid at the end of a Certificate's Guarantee Period or at its Maturity Date. Lesser amounts are paid at such times if all or part of an investment in the Certificate is withdrawn prior to maturity or the end of any Guarantee Period. Interest, as described above, may be paid quarterly or annually, or may be compounded.

     The Company currently offers various series of single-payment investment Certificates. The Company's face-amount certificate operations include issuance of single-payment certificates and the servicing of outstanding single-payment and installment certificates, the investment of related funds, and other related service activities. The Company may offer one or more other series of face-amount certificates in the future, or under other prospectuses of the Company.

     The Company's gross income is derived primarily from the margin between earnings on its investments and amounts paid or credited on its fixed rate Certificate deposits ("investment spread"). The investment spread is affected principally by general economic conditions, government monetary policy, the policies of regulatory authorities that influence market interest rates, and the Company's ability to respond to changes in such rates. Changes in market interest rates may have a negative impact on its earnings. The Company maintains its certificate liability in accordance with Section 28 of the 1940 Act. The Company's subsidiary, ACFC, originates and sells residential and commercial real estate loans. See "Management's Discussion and Analysis of Results of Operations and Financial Condition" and "Risk Factors".

     State Bond provides us with management, marketing and administrative services, as well as office facilities and personnel, pursuant to an Amended and Restated Administrative Services Agreement dated as of July 1, 2001, (the "Administrative Services Agreement") between the Company and its parent, State Bond. See "Relationship with State Bond and Affiliates."

COMPETITION

     The Company's face-amount certificate business competes in general with various types of individual savings products which offer a fixed rate of return on investors' money, especially insurance, bank and thrift products. The Company's ability to offer competitive interest rates, attractive terms, and efficient service are its primary basis for meeting competition. American Express Certificate Company (formerly IDS Certificate Company) is the Company's main competitor in the issuance of face-amount certificates.

CAPITAL STRUCTURE

     The Company has 10,000,000 shares of authorized common stock, $1 par value, of which 250,000 shares are currently issued and outstanding. State Bond owns all of the Company's issued and outstanding shares.

REGULATION

     Like many financial service companies which offer investment opportunities to the public, the Company is subject to governmental regulation. In particular, the 1940 Act and rules issued by the SEC specify certain terms for face-amount certificates, the method for calculating reserve liabilities on outstanding certificates, the minimum amounts and types of investments to be deposited with a qualified custodian to support such reserve liabilities, and a variety of other restrictions. See "Description of the Certificates," "Reserves and Deposits with Custodian" and Note L of Notes to Consolidating Financial Statements of the Company.

DESCRIPTION OF PROPERTY

     The Company's executive offices (the "Corporate Offices") are located at 5101 River Road, Suite 101, Bethesda, Maryland. The main telephone number for the Corporate Offices is (301) 656-4200. The Corporate Offices are the primary location for State Bond's and the Company's investment, accounting, corporate accounting, and marketing activities and various support personnel. These offices are leased by State Bond which makes them available to the Company under the Administrative Services Agreement.

LEGAL PROCEEDINGS

     The Company is not a party to, nor is any of its property the subject of, any material pending legal proceedings, other than ordinary litigation routine to its business.

                        EXECUTIVE OFFICERS AND DIRECTORS

     Certain information about the Company's directors and officers, including their principal occupations for the past five years, is set out below. Members of the Board who are considered "interested persons" of the Company under the 1940 Act are indicated by an asterisk (*). The Company's directors and officers, other than directors who are not interested persons of the Company, serve in such capacities without compensation. Officers are appointed annually at the annual meeting of the Company's Board of Directors.

     The individuals named below became officers and directors of the Company in May 2000, upon the organization of the Company, except that Donald N. Briggs became a director in August 2000, Eric M. Westbury became President of the Company in December 2000, and Trey Stafford became an officer of the Company in July 2001.

                                Positions with    Principal Occupations
Name and Age                     the Company      During the Past Five Years
----------------------------    ---------------   ------------------------------

John J. Lawbaugh (32)*......    Chairman of       Executive Vice President,  1st
                                the Board,        Atlantic Guaranty  Corporation
                                Chief Executive   (face-amount       certificate
                                Officer, and      company,    President    until
                                Treasurer         December   2000);   President,
                                                  State Bond & Mortgage Company,
                                                  L.L.C. (Since May 2000); prior
                                                  to that,  President,  Atlantic
                                                  Capital  Funding   Corporation
                                                  (commercial   and  residential
                                                  mortgage banking);  President,
                                                  Atlantic   Pension   &   Trust
                                                  (private      pension     fund
                                                  management).

Iraline G. Barnes (54)......    Director          Special  Counsel,   Roseman  &
                                                  Colin (since  1999);  Prior to
                                                  that, Senior Judge, DC

                                Positions with    Principal Occupations
Name and Age                     the Company      During the Past Five Years
----------------------------    ---------------   ------------------------------

                                                  Superior Court; Prior to that,
                                                  Vice  President  of  Corporate
                                                  Relations,   Potomac  Electric
                                                  Power Co.

Kumar Barve (43)............     Director         Delegate to the State  Senate,
                                                  Maryland;   Prior   to   that,
                                                  Accountant/Chief     Financial
                                                  Officer,         Environmental
                                                  Management   Services,    Inc.
                                                  (Hazardous  Waste Disposal and
                                                  Environmental Consulting)

Donald N. Briggs (58).......     Director         President,  Principal Owner of
                                                  Briggs Associates,  Inc. (Real
                                                  Estate      Appraisal      and
                                                  Consultants)    since    1974.
                                                  President, Emmitsburg Business
                                                  and Professional  Association.
                                                  Director,     County    Family
                                                  Planning  Center,  Emittsburg,
                                                  MD.  Director,  Catoctin  Land
                                                  Trust.

Nancy Hopkinson (60)........     Director         Currently    Retired    (since
                                                  1996);  prior to that, Teacher
                                                  and   School    Administrator,
                                                  Montgomery    County    Public
                                                  Schools (Maryland)

Brian Murphy (58)*..........     Director         Partner,   Griffin,   Griffin,
                                                  Tarby & Murphy, LLP (law firm)

Marialice B. Williams (56)..     Director         President  of Risk  Mitigation
                                                  Strategists;   Chairman,  D.C.
                                                  Housing     Finance    Agency;
                                                  Chairman,  Advisory  Committee
                                                  of WPFW (89.3FM) Radio;  Prior
                                                  to  that,  Director,   Capital
                                                  Markets    section    of   the
                                                  Multifamily     Division    of
                                                  Federal   National    Mortgage
                                                  Association. (from 1989-1998)

Dia H. Snowden (40) ........     Secretary        Corporate    Secretary,    SBM
                                                  Certificate  Company,   (since
                                                  March 2002);  Client  Services
                                                  Manager,    SBM    Certificate
                                                  Company,  (since  July  2000);
                                                  prior   to   that,   Corporate
                                                  Administrator,  The Washington
                                                  Development     Group,    Inc.
                                                  (1996-1999)    (private   real
                                                  estate     development     and
                                                  management company).

Trey Stafford (28).........      Chief Financial  Vice  President of Finance and
                                 and Accounting   Accounting,   State  Bond  and
                                 Officer          Mortgage,  L.L.C.  (since July
                                                  2001);  Secretary  of Board of
                                                  Directors,     ACFC     (since
                                                  December     2001);      Audit
                                                  Manager/Senior, Reznick Fedder
                                                  & Silverman,  CPA's (September
                                                  1997-July     2001);     Staff
                                                  Accountant,  Charles  E. Smith
                                                  Residential Realty, (September
                                                  1996-1997).

                                Positions with    Principal Occupations
Name and Age                     the Company      During the Past Five Years
----------------------------    ---------------   ------------------------------

Eric M. Westbury (38).......     President        President,   SBM   Certificate
                                                  Company, (since December 2000,
                                                  Executive    Vice    President
                                                  before   that  from   November
                                                  1999);      Executive     Vice
                                                  President,     1st    Atlantic
                                                  Guaranty   Corporation  (since
                                                  November 1999); prior to that,
                                                  President and Chief  Operating
                                                  Officer   of  The   Washington
                                                  Development   Group   (private
                                                  real  estate  development  and
                                                  management   company),    from
                                                  September     1997     through
                                                  November 1999.  Prior to that,
                                                  Vice-President,         Market
                                                  Executive    (commercial   and
                                                  retail  banking)  First  Union
                                                  National Bank, Washington, DC.

BOARD OF DIRECTORS

     The Board of Directors is responsible for the overall management of the Company's business. Directors are elected annually at the Company's meeting of shareholders. Each Director who is not an interested person of the Company receives an annual retainer of $500, plus a $750 fee for each regular or special Board meeting he or she attends. The Directors also receive reimbursement for their expenses incurred in attending any meeting of the Board. The Board generally meets quarterly.

AUDIT COMMITTEE

     The members of the Audit Committee consult with the Company's independent auditors if the auditors deem it desirable, and meet with the independent auditors at least once annually to discuss the scope and results of the annual audit of the Company and such other matters as the Committee members deem appropriate or desirable. Directors Barnes, Barve and Williams are members of the Audit Committee.

                   RELATIONSHIP WITH STATE BOND AND AFFILIATES

     Pursuant to the Administrative Services Agreement, State Bond provides various administrative services to the Company. Under the terms of that Agreement, State Bond makes available certain of its property, equipment and facilities to the Company for use in its business operations. State Bond also provides the Company with certain administrative and special services, including personnel and furnishes or otherwise makes available accounting services to the Company. The Company's officers are compensated for their services to the Company under the terms of the Administrative Services Agreement. The annual charge to the Company for the services and facilities provided by State Bond is 1% of the Company's average certificate liability balances, or an amount not to exceed $2.5 million. The charge will be determined monthly by State Bond and Company management. At no time, however, may the charge cause the Company to have assets of less than the total of the qualified investments and capital stock required under the 1940 Act. State Bond waived its fees due under the original Administrative Services Agreement dated July 1, 2000 through September 30, 2000. For the last quarter of 2000 a fee of $112,223 was charged to the Company, of which $40,289 remained payable at December 31, 2000. During 2001, a fee totaling $1,078,839 was charged and $1,119,128 was paid by the Company to State Bond. State Bond's parent, 1st Atlantic, is controlled by John J. Lawbaugh.

     In connection with the Acquisition, certain dividend payments were made by the Company to its former, and to its current, parent as described in Note A of the Notes to Consolidating Financial Statements. Also, from time-to-time the Company makes dividend payments to State Bond, which, in turn, may make dividend payments to 1st Atlantic, State Bond's parent. During 2001, the Company paid $579,934 of cash dividends to State Bond.

     See Note L of Notes to Consolidating Financial Statements with respect to the contribution of two mortgage notes as additional paid-in-capital made by State Bond to the Company on September 30, 2001.

                              INDEPENDENT AUDITORS

     The Company's financial statements included herein at December 31, 2001 and December 31, 2000, and for the years then ended, have been audited by Reznick Fedder & Silverman, and SBM MN's financial statements included herein for the year ended December 31, 1999 have been audited by Ernst & Young LLP, as set forth in their respective reports appearing elsewhere herein. These financial statements are included in reliance on such reports given upon the authority of such firm as experts in accounting and auditing.

                             SELECTED FINANCIAL DATA

     The following table contains selected financial data of the Company for the five years ended December 31, 2001. The financial data was derived from the Company's audited financial statements. The reports of Reznick Fedder & Silverman, independent auditors, with respect to the years ended December 31, 2001 and 2000, and of Ernst & Young LLP, independent auditors, with respect to the year ended December 31, 1999, appear elsewhere herein. The data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements, related notes, and other financial information included in this Prospectus.

                                                                          YEAR ENDED DECEMBER 31
                                                      ----------------------------------------------------------------
                                                        2001          2000          1999          1998          1997
                                                      --------      --------      --------      --------      --------
                                                                    (In thousands, except per share data)
STATEMENT OF OPERATIONS DATA
Total investment income                               $  1,515      $  1,568      $  2,292      $  2,827      $  3,922
Interest credited on certificate reserves               (1,173)       (1,523)       (1,615)       (2,063)       (2,795)
Net investment spread                                      342            45           677           763         1,138
Total investment and other expenses                     (1,873)         (528)         (376)         (576)         (755)
Federal income tax (expense) benefit                        --           621           102           (54)         (124)
Net investment income (loss)                            (1,531)          138           409           134           259
Net other operating loss                                   (68)           --            --            --            --
Federal income tax (expense) benefit                       288            --            --            --            --
Net investment and other operating income(losses)       (1,311)          138           409           134           259
Net realized investment gains (losses)                      69          (429)         (373)         (103)         (164)
Net income (loss)                                       (1,242)         (291)           36            31            95
Earnings (loss) per share*                               (4.97)        (1.16)         0.14          0.12          0.38

BALANCE SHEET DATA (END OF PERIOD)
Total assets                                          $ 25,277      $ 22,259      $ 34,285      $ 39,354      $ 60,270
Total liabilities                                       24,109        21,527        30,117        34,068        45,127
Shareholder's equity                                     1,168           732         4,168         5,028         4,982

----------
*    Earnings (loss) per share based on 250,000 shares issued and outstanding.


         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

GENERAL

     The Company's predecessor, SBN MN, was incorporated in June 1990 to assume the face-amount certificate business of SBM Company ("SBM") which began in 1914. ARM purchased most of the assets of SBM in June 1995 and continued the issuance of face-amount certificates through SBM MN, then a wholly-owned subsidiary of ARM. As a result of the Acquisition, the Company has assumed the obligations of SBM MN's outstanding face-amount certificates and currently offers various series of single-payment face-amount certificates. The Company issues and services fixed rate face-amount certificates and provides related services to holders of the certificates. ACFC performs underwriting and closing services for the Company, as well as other such services to outside brokers and bankers.

RESULTS OF OPERATIONS

2001 compared with 2000

          During 2001, total assets increased $3,018,243 from $22.3 million in 2000 to $25.3 million in 2001, while certificate liability increased $2,894,422 from $20.9 million in 2000 to $23.8 million in 2001. The increase in total assets and certificate liability is primarily due to certificate sales exceeding certificate maturities, redemptions and early surrenders.

          The Company's earnings are derived primarily from net investment income and net other operating income. Net investment income is income earned from invested assets less investment expenses and interest credited on certificate reserve liability. Net other operating income is income earned from the origination of loans in the mortgage broker business less operating expenses. Changes in net investment income are largely due to changes in the rate of return on investments. Changes in net other operating income is attributable to changes in the volume of loans originated.

          The Company had a net loss of $1,242,405 and $290,643 for the years ended December 31, 2001 and 2000, respectively. The increase in net loss for 2001 stemmed mainly from the net investment loss before income tax of $1,530,959 for the period ended December 31, 2001 as compared to net investment loss before income tax of $483,116 for the period ended December 31, 2000. The increase in net investment loss before income tax for 2001 was due mainly to an increase in investment and other expenses.

          Investment income (excluding realized investment gains and losses) in 2001 was $1,515,128 compared to investment income of $1,567,929 for 2000. Investment income plus realized investment gains less realized investment losses represents annualized investment yields of 8.17% and 4.10% on average cash and investments of $19.4 million and $27.8 million for 2001 and 2000, respectively. The decrease in investment income is attributable to a decrease in cash and investments being held by the Company.

          Net investment spread, which is the difference between investment income and interest credited on certificate liability, was $342,576 for 2001 compared to $44,760 in 2000. On an annualized yield basis, these amounts reflect net investment spread for 2001 and 2000 of 1.53% and .18%, respectively.

          Interest credited on certificate reserves for 2001 and 2000 was $1,172,552 and $1,523,169, respectively. These amounts represent annualized average rates of interest credited of 5.24% and 5.97% on average certificate liability of $22.4 million and $25.5 million for 2001 and 2000, respectively. The Company monitors credited interest rates for new and renewal issues against competitive products, such as bank certificates of deposit. Credited interest rate adjustments (up or down) on new face-amount certificates are made by the Company periodically, resulting in the overall decrease in the average crediting rate.

          Investment and other expenses were $1,873,535 and $527,876 for 2001 and 2000, respectively. The increase in investment and other expenses was mainly the result of an increase in the management fee paid to the Company's parent, State Bond, and other expenses. The increase in the management fee was due to a majority of the payment to State Bond in 2001 being made in the form of a management fee, whereas, in 2000 the payment to State Bond was in the form of both a management fee and dividends. Total dividends paid to cover management services and management fee expense combined for 2001 and 2000 was $1,658,773 and

$1,486,344, respectively. The increase in other expenses from $178,365 in 2000 to $605,073 in 2001 was mainly due to a new policy implemented after the Acquisition as to the payment of certain direct expenses by the Company. Prior to Acquisition, certain expenses that are currently paid by the Company were paid by ARM.

     Net other operating loss before income tax of $68,407 consists of the mortgage broker operations of ACFC, which became a subsidiary of the Company in December 2000. Other operating income of $866,901 is derived from loan origination fees, gain on sale to investor and other processing and underwriting loan fees relating to originating and brokering loans. Other operating expenses of $935,308 consist of salaries and commissions paid in relation to originating and brokering loans and other costs in operating the mortgage company.

     Realized investment gains (losses) were $68,697 and ($428,582) for 2001 and 2000, respectively. Realized investment gains and losses are primarily interest-rate related and attributable to the asset/liability management strategies of the Company. Realized investment losses in 2000 were due to the sale of securities as required of SBM MN in the Acquisition transaction. The Company invests in a mixture of investments ranging from securities with fixed maturities, mortgage notes and real estate tax lien certificates. The objective of each investment is to provide reasonable returns while limiting liquidity and credit risks.

     In the event that the Company experiences higher than historical levels of certificate surrenders, the Company might need to liquidate investments other than in accordance with its normal asset liability management strategy and, as a result, the Company could experience substantial realized investment losses.

2000 compared with 1999

     The Company's earnings are derived primarily from the after tax-yield on invested assets less investment expenses and interest credited on certificate reserve liabilities. Changes in earnings' trends occur largely due to changes in the rates of return on investments and the rates of interest credited to the accounts of certificate holder. Likewise, changes in the make-up of taxable and tax-advantaged investments will impact the Company's investment portfolio.

     During 2000, total assets decreased $12,025,541, while certificate liability decreased $9,190,058 and the deferred tax liability increased
$305,209. The decrease in total assets and the certificate liability is primarily due to maturities, redemptions, early surrenders of certificates exceeding certificate sales, and the certificate liability release. (See the discussion in the last paragraph of this discussion of the results of operation for 2000 compared to 1999 in this connection and Note B to the consolidating financial statements of SBM Certificate Company and Subsidiary.) The $6,513,805 of dividends paid by SBM MN and SBM MD, resulting primarily from the Acquisition, also significantly impacted total assets. The increase in the deferred tax liability was mainly attributable to the new methodology for calculating the certificate liability subsequent to the Acquisition offset by the net operating loss carryforward deferred tax asset.

     The Company had net income (loss) of ($290,643) and $36,143 for the years ended December 31, 2000 and 1999, respectively. Net loss for 2000 stemmed from the net investment income of $137,939 and net realized investment loss of $428,582. Net income for 1999 consisted of net investment income of $408,623 and net realized investment losses of $372,530.

     Net investment income (excluding net realized investment gains and losses) in 2000 was $137,939 compared to net investment income of $408,673 for 1999. The net investment income in 2000 of $137,939 is comprised of net investment losses before income taxes of $483,116 and a deferred income tax benefit of $621,055. The net investment income in 1999 of $408,673 consists of net investment income before income taxes of $306,660 and an income tax benefit of $102,013. The decrease in net investment income before income taxes was a result of materially diminished certificate sales and a decrease in investments held as a result of redemptions of certain investments. Certificate sales generate the funds needed to purchase various investments that can generate excess investment income over expenses, as well as to serve as qualified investments.

     Net investment spread, which is the difference between investment income and interest credited on certificate liability, decreased to $43,761 during 2000 from $0.7 million in 1999. These amounts reflect net investment spread of 0.18% and 1.20% during 2000 and 1999, respectively, between the Company's investment yield on average cash and investments and the average rate credited on certificate reserves.

     The Company's investment income decreased to $1.6 million from $2.3 million for 2000 and 1999, respectively. These amounts represent investment yields of 4.10% and 6.20% on average cash and investments of $27.8 million and $36.9 million for 2000 and 1999, respectively. The decrease in investment income is primarily attributable to a lower amount of securities investments in 2000 as compared to 1999.

     Interest credited on certificate liability was $1.5 million and $1.6 million for 2000 and 1999, respectively. These amounts represent average rates of 5.97% and 5.00% on average certificate liability of $25.5 million and $32.3 million for 2000 and 1999, respectively. The majority of the Company's outstanding face-amount certificates are fixed-rate three-year contracts.

     The Company monitors credited interest rates for new and renewal issues against competitive products, mainly bank certificates of deposit. Credited interest rate adjustments (up or down) on new certificates are made as the Company deems necessary. New and renewal contracts issued during 2000 have crediting rates that are generally lower than contracts that matured during that period, resulting in the overall decrease in the average crediting rate.

     Investment and other expenses were $527,876 and $369,825 for 2000 and 1999, respectively. The increase in investment and other expenses is primarily attributable to the costs relating to the Acquisition.

     Net realized investment losses (net of gains) were $428,582 and $372,530 for 2000 and 1999, respectively. Realized investment losses for 2000 are due to the sale of securities as required of SBM MN in the Acquisition transaction. Other realized investment gains and losses were primarily interest-rate related and attributable to the asset/liability management strategies of the Company. Fixed maturities and equity securities (i.e., non-redeemable preferred stock) classified as available-for-sale are sold during rising and falling interest rate environments which can result in period-to-period swings in interest-rate related realized investment gains and losses as well.

     In the event that the Company experiences higher than historical levels of certificate surrenders, the Company might need to liquidate investments other than in accordance with its normal asset/liability management strategy and, as a result, the Company could experience substantial realized investment losses.

     Certificate liabilities decreased $9.2 million or 30.5% during 2000, as maturities and surrenders exceeded sales and renewals. The decrease is attributable to SBM MD's policy not to renew outstanding Certificates during 2000 and its inability to sell new Certificates after April 30, 2000. This was due to SBM MN's decision not to update its prospectus for use in continuing the offer and sale of Certificates after that date. The Acquisition did not close until July 19, 2000, after which the Company filed amendments to the registration statement that required review by the SEC. The Company began the resumption of certificate sales in early 2001. For certificates reaching their maturity date during 2000 and 1999, 34% and 66%, respectively, were renewed.

ASSET PORTFOLIO REVIEW

     The Company invests its assets in accordance with the provisions of the 1940 Act, which permits the investment of reserves only in cash or "qualified investments." Qualified investments are investments of a kind which life insurance companies may hold under the Insurance Code of the District of Columbia, and other such assets as the SEC may permit under the 1940 Act. The Company's investment policy is to invest reserves in a variety of investments that diversify risk, provide a reasonable return on investment and allow for liquidity consistent with the cash requirements of the Company. The Company's three principal investment types as of December 31, 2001 are fixed maturity securities, mortgage notes and real estate tax lien certificates. The Company monitors its short-term liquidity needs to ensure that cash flow from investments allows for the payment of all of its obligations due, including expected cash outflow to certificate holders, with the goal of maintaining an adequate level of liquidity for maturing face-amount certificates. In addition, the investment strategy also is designed to provide protection of the investment portfolio from adverse changes in interest rates.

     The Company's investments in fixed maturity securities totaled $6,774,313 at December 31, 2001, 28.22% of the investment portfolio (60.58% at December 31,
2000). Fixed maturity investments were 100% investment grade at December 31, 2001. Investment grade securities are those classified as 1 or 2 by the National Association of Insurance Commissioners, or where such classifications are not available, securities are classified by a nationally recognized statistical rating organization (i.e., Standard & Poor's Corporation's rating of BBB- or above). As of December 31, 2001, the Company held no fixed maturity securities that had defaulted on principal or interest payments. Fixed maturities include mortgage-backed securities ("MBSs"), collateralized mortgage obligations ("CMOs") and asset-backed securities, which include pass-through securities. MBSs and CMOs are subject to risks associated with prepayments of the underlying mortgage loans. Prepayments cause these securities to have actual maturities different from those expected at the time of purchase. The degree to which a security is susceptible to either an increase or decrease in yield due to prepayment speed adjustments is influenced by the difference between its amortized cost and par, the relative sensitivity of the underlying mortgages backing the assets to prepayments in a changing interest rate environment and the repayment priority of the securities in the overall securitization structure. Prepayment sensitivity is evaluated and monitored, giving full consideration to the collateral characteristics such as weighted average coupon rate, weighted average maturity and the prepayment history of the specific loan pool.

     Based on the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," the Company currently classifies its fixed maturity securities as available-for-sale. Such securities are carried at fair value and changes in fair value, net of deferred income taxes, are charged or credited directly to shareholder's equity. During 2001, the change in unrealized gains, net of tax increased by $4,657 resulting in an unrealized gain, net of tax at December 31, 2001 of $217,448. Unrealized gain net of tax at December 31, 2000 was $212,791. Volatility in reported shareholder's equity occurs as a result of the application of SFAS No. 115, which requires some assets to be carried at fair value while other assets and all liabilities are carried at historical values. As a result, adjusting the shareholder's equity for changes in the fair value of the Company's fixed maturity securities without reflecting offsetting changes in the value of the Company's liabilities or other assets creates volatility in reported shareholder's equity but does not reflect the underlying economics of the Company's business.

     The Company's investments in residential and commercial real estate mortgage notes receivable totaled $7,695,895 at December 31, 2001, 32.06% of the investment portfolio. These real estate mortgage notes consist of $6,964,413 of mortgage notes held for sale and $731,482 of mortgage notes held for investment. The notes accrue interest at rates ranging from 8.0% to 14.5% per annum and are secured by the underlying real property. The Company's intention is to sell the mortgage notes held for sale to a buyer under certain favorable market conditions and to hold the mortgage notes held for investment as a long-term investment.

     The Company's other significant investments are real estate tax lien certificates. These certificates are comprised of delinquent real estate tax bills purchased from municipalities. They accrue interest at the rate of 20% per annum and are secured by a first lien on the property on which the tax is owed. In all cases, the certificates are significantly over-collateralized by the underlying property. As of December 31, 2001, the real estate tax lien certificates had a balance of $2,917,063, 12.15% of the investment portfolio.

LIQUIDITY AND FINANCIAL RESOURCES

     As of December 31, 2001, the Company had $2.1 million of qualified assets in excess of the minimum amount required by the 1940 Act and the rules and regulations promulgated thereunder by the SEC, as computed in accordance with the 1940 Act.

     The primary liquidity requirement of the Company relates to its payment of certificate maturities and surrenders and payment of its management fee. The principal sources of cash to meet such liquidity requirements are investment income and proceeds from maturities and redemptions of investments.

     At December 31, 2001, cash and cash equivalents totaled $5.5 million, an increase of $1.8 million from December 31, 2000. The Company's aim is to manage its cash and cash equivalents position so as to satisfy short-term liquidity needs. In connection with this management of cash and cash equivalents, the Company may invest idle cash in short duration fixed maturities to capture additional yield when short-term liquidity requirements permit.

     Cash flows of ($1.2) million, $1.6 million, and $2.1 million were generated from (used in) operating activities in 2001, 2000, and 1999, respectively. These cash flows resulted principally from investment income, less management fees, and commissions paid. Proceeds from sales, redemptions and maturities of investments generated $9.5 million, $6.4 million, and $37.0 million in cash flows during 2001, 2000, and 1999, respectively, which were offset by purchases of investments of $7.4 million, $3.5 million, and $22.5 million, respectively.

                          INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE

INDEPENDENT AUDITORS' REPORT                                                F-02
REPORT OF INDEPENDENT AUDITORS                                              F-03
FINANCIAL STATEMENTS
      CONSOLIDATING BALANCE SHEETS AS OF DECEMBER 31, 2001 AND 2000         F-04
      CONSOLIDATING STATEMENTS OF OPERATIONS AND COMPREHENSIVE
         INCOME (LOSS) FOR YEAR ENDED DECEMBER 31, 2001 AND 2000            F-06
      STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS FOR THE YEAR
         ENDED DECEMBER 31, 1999                                            F-08
      CONSOLIDATING STATEMENTS OF SHAREHOLDER'S EQUITY FOR YEAR
         ENDED DECEMBER 31, 2001 AND 2000                                   F-09
      STATEMENT OF SHAREHOLDER'S EQUITY FOR YEAR ENDED
         DECEMBER 31, 1999                                                  F-10
      CONSOLIDATING STATEMENTS OF CASH FLOWS FOR YEARS ENDED
         DECEMBER 31, 2001 AND 2000                                         F-11
      STATEMENT OF CASH FLOWS FOR YEAR ENDED DECEMBER 31, 1999              F-14
      NOTES TO CONSOLIDATING FINANCIAL STATEMENTS FOR YEAR ENDED
         DECEMBER 31, 2001                                                  F-15

                          INDEPENDENT AUDITORS' REPORT

To the Shareholder and Board of Directors
SBM Certificate Company

     We have audited the accompanying consolidating balance sheets of SBM Certificate Company and Subsidiary as of December 31, 2001 and 2000, and the related consolidating statements of operations and comprehensive income (loss), shareholder's equity, and cash flows for the years then ended. These consolidating financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidating financial statements based on our audit. The financial statements of SBM Certificate Company (formerly SBM Certificate Company, a Minnesota Corporation) as of December 31, 1999, were audited by other auditors whose report, dated March 31, 2000, except for the last paragraph of note A, as to which the date is July 19, 2000, expressed an unqualified opinion.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidating financial statements referred to above present fairly, in all material respects, the financial position of SBM
Certificate Company and Subsidiary at December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


/s/ Reznick Fedder & Silverman

Bethesda, Maryland
February 28, 2002

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
SBM Certificate Company (Minnesota)

We have audited the accompanying statement of operations, shareholder's equity and cash flows of SBM Certificate Company (Minnesota) for the year ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of SBM Certificate Company's (Minnesota) operations and its cash flows for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.


                               /s/ Ernst & Young LLP

Louisville, Kentucky
March 31, 2000
Except for the second paragraph of Note A, as to which the date is July 19, 2000

                     SBM Certificate Company and Subsidiary

                           CONSOLIDATING BALANCE SHEET

                                December 31, 2001

                                                               SBM Certificate   Atlantic Capital    Eliminating
                                                                   Company         Funding Corp.        Entries        Totals
                                                               ----------------  -----------------   -----------    ------------
Qualified assets
  Cash and investments
   Fixed maturities, available-for-sale, at fair value
      (amortized cost: $6,440,016)                               $  6,774,313        $        --     $        --    $  6,774,313
   Mortgage notes held for sale                                     6,493,991            470,422              --       6,964,413
   Mortgage notes held for investment                                 378,750            352,732              --         731,482
   Real estate tax lien certificates                                2,917,063                 --              --       2,917,063
   Escrows                                                            608,037                 --              --         608,037
   Certificate loans                                                   98,137                 --              --          98,137
   Cash and cash equivalents                                        4,676,654            861,440              --       5,538,094
                                                                 ------------        -----------     -----------    ------------

     Total cash and investments                                    21,946,945          1,684,594              --      23,631,539
                                                                 ------------        -----------     -----------    ------------

  Receivables
   Dividends and interest                                             369,046              3,848              --         372,894
                                                                 ------------        -----------     -----------    ------------

     Total receivables                                                369,046              3,848              --         372,894
                                                                 ------------        -----------     -----------    ------------

     Total qualified assets                                        22,315,991          1,688,442              --      24,004,433

Other assets
  Related party receivable                                             80,608             16,744         (49,565)         47,787
  Fixed assets, net of accumulated depreciation of $20,657            185,788             18,818              --         204,606
  Investment in subsidiary                                          1,619,007                 --      (1,619,007)             --
  Goodwill, net of accumulated amortization of $61,686                591,463                 --              --         591,463
  Deferred acquisition costs                                          420,093                 --              --         420,093
  Other assets                                                          5,815              3,404              --           9,219
                                                                 ------------        -----------     -----------    ------------

     Total assets                                                $ 25,218,765        $ 1,727,408     $(1,668,572)   $ 25,277,601
                                                                 ============        ===========     ===========    ============


Liabilities
  Statutory certificate liability                                $ 21,311,350        $        --     $        --    $ 21,311,350
  Additional certificate liability                                  2,509,700                 --              --       2,509,700
  Accounts payable and other liabilities                              228,595             36,582              --         265,177
  Related party payable                                                   957             71,819         (49,565)         23,211
                                                                 ------------        -----------     -----------    ------------

                                                                 ------------        -----------     -----------    ------------
     Total liabilities                                             24,050,602            108,401         (49,565)     24,109,438
                                                                 ------------        -----------     -----------    ------------

Shareholder's equity
  Common stock, $1 par value; 10,000,000 shares
   authorized; 250,000 shares issued and outstanding                  250,000                 --              --         250,000
  Common stock, $2 par value; 10,000 shares
   authorized; 10,000 shares issued and outstanding                        --             20,000         (20,000)             --
  Additional paid-in capital                                        3,930,141          1,621,481      (1,621,481)      3,930,141
  Accumulated comprehensive income, net of taxes                      217,448                 --              --         217,448
  Retained earnings (deficit)                                      (3,229,426)           (22,474)         22,474      (3,229,426)
                                                                 ------------        -----------     -----------    ------------

     Total shareholder's equity                                     1,168,163          1,619,007      (1,619,007)      1,168,163
                                                                 ------------        -----------     -----------    ------------

     Total liabilities and shareholder's equity                  $ 25,218,765        $ 1,727,408     $(1,668,572)   $ 25,277,601
                                                                 ============        ===========     ===========    ============

          See accompanying summary of accounting policies and notes to consolidating financial statements

                     SBM Certificate Company and Subsidiary

                           CONSOLIDATING BALANCE SHEET

                                December 31, 2000

                                                                 SBM Certificate  Atlantic Capital    Eliminating
                                                                     Company       Funding Corp.        Entries           Totals
                                                                 ---------------  ----------------    -----------      ------------
Qualified assets
   Cash and investments
     Investments in securities of unaffiliated issuers
        Fixed maturities, available-for-sale, at fair value
           (amortized cost: $12,654,435)                           $ 13,001,000      $        --      $        --      $ 13,001,000
        Equity securities, at fair value (cost: $200,663)               200,663               --               --           200,663
     Mortgage notes held for sale                                     2,816,735          273,883               --         3,090,618
     Mortgage notes held for investment                                 375,000          352,732               --           727,732
     Escrows                                                            250,000               --               --           250,000
   Certificate loans                                                    110,069               --               --           110,069
   Cash and cash equivalents                                          2,715,502        1,000,891               --         3,716,393
                                                                   ------------      -----------      -----------      ------------

        Total cash and investments                                   19,468,969        1,627,506               --        21,096,475
                                                                   ------------      -----------      -----------      ------------
   Receivables
     Dividends and interest                                              99,421               --               --            99,421
     Escrow receivable                                                  266,482               --               --           266,482
                                                                   ------------      -----------      -----------      ------------

        Total receivables                                               365,903               --               --           365,903
                                                                   ------------      -----------      -----------      ------------

        Total qualified assets                                       19,834,872        1,627,506               --        21,462,378

Other assets
   Related party receivable                                                  --            1,000           (1,000)               --
   Fixed assets                                                          68,003               69               --            68,072
   Investment in subsidiary                                           1,572,958               --       (1,572,958)               --
   Goodwill, net of accumulated amortization of $18,143                 635,006               --               --           635,006
   Deferred acquisition costs                                            80,436               --               --            80,436
   Other assets                                                          13,466               --               --            13,466
                                                                   ------------      -----------      -----------      ------------

        Total assets                                               $ 22,204,741      $ 1,628,575      $(1,573,958)     $ 22,259,358
                                                                   ============      ===========      ===========      ============

Liabilities
   Certificate liability                                           $ 20,926,628      $        --      $        --      $ 20,926,628
   Accounts payable and other liabilities                               239,743            2,197               --           241,940
   Related party payable                                                  1,000           53,420           (1,000)           53,420
   Deferred tax liability                                               305,209               --               --           305,209
                                                                   ------------      -----------      -----------      ------------

        Total liabilities                                            21,472,580           55,617           (1,000)       21,527,197
                                                                   ------------      -----------      -----------      ------------

Shareholder's equity
   Common stock, $1 par value; 10,000,000 shares
     authorized; 250,000 shares issued and outstanding                  250,000               --               --           250,000
   Common stock, $2 par value; 10,000 shares
     authorized; 10,000 shares issued and outstanding                        --           20,000          (20,000)               --
   Additional paid-in capital                                         1,676,457        1,553,957       (1,553,957)        1,676,457
   Accumulated comprehensive income, net of taxes                       212,791               --               --           212,791
   Retained earnings (deficit)                                       (1,407,087)            (999)             999        (1,407,087)
                                                                   ------------      -----------      -----------      ------------

        Total shareholder's equity                                      732,161        1,572,958       (1,572,958)          732,161
                                                                   ------------      -----------      -----------      ------------

        Total liabilities and shareholder's equity                 $ 22,204,741      $ 1,628,575      $(1,573,958)     $ 22,259,358
                                                                   ============      ===========      ===========      ============

          See accompanying summary of accounting policies and notes to consolidating financial statements

                     SBM Certificate Company and Subsidiary

      CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

                          Year ended December 31, 2001

                                                                 SBM Certificate   Atlantic Capital   Eliminating
                                                                     Company         Funding Corp.      Entries           Totals
                                                                 ---------------   ----------------   ------------      -----------
Investment income
   Interest and dividend income                                    $   910,395         $  39,653         $    --        $   950,048
   Other investment income                                              10,060                --              --             10,060
   Loss from investment in subsidiary                                  (21,475)               --          21,475                 --
   Mortgage interest income                                            547,200             7,820              --            555,020
                                                                   -----------         ---------         -------        -----------

      Total investment income                                        1,446,180            47,473          21,475          1,515,128
                                                                   -----------         ---------         -------        -----------

Investment and other expenses

   Management and investment advisory fees                           1,078,839                --              --          1,078,839
   Deferred acquisition cost amortization and
      renewal commissions                                              125,422                --              --            125,422
   Amortization of goodwill                                             43,543                --              --             43,543
   Depreciation expense                                                 20,117               541              --             20,658
   Other expenses                                                      605,073                --              --            605,073
                                                                   -----------         ---------         -------        -----------

      Total investment and other expenses                            1,872,994               541              --          1,873,535
                                                                   -----------         ---------         -------        -----------

Interest credited on certificate liability                           1,172,552                --              --          1,172,552
                                                                   -----------         ---------         -------        -----------

      Net investment loss before income taxes                       (1,599,366)           46,932          21,475         (1,530,959)
                                                                   -----------         ---------         -------        -----------

Other operating income
   Origination fee income                                                   --           421,449              --            421,449
   Gain on sale to investor                                                 --           378,034              --            378,034
   Other loan fee income                                                    --            67,418              --             67,418
                                                                   -----------         ---------         -------        -----------

      Total other operating income                                          --           866,901              --            866,901
                                                                   -----------         ---------         -------        -----------

Other operating expenses
   Salaries and commissions                                                 --           651,311              --            651,311
   Other expenses                                                           --           283,997              --            283,997
                                                                   -----------         ---------         -------        -----------

      Total other operating expenses                                        --           935,308              --            935,308
                                                                   -----------         ---------         -------        -----------

      Net other operating loss before income taxes                          --           (68,407)             --            (68,407)
                                                                   -----------         ---------         -------        -----------

Net investment and other operating loss before income taxes         (1,599,366)          (21,475)         21,475         (1,599,366)
Deferred income tax benefit                                            288,264                --              --            288,264
                                                                   -----------         ---------         -------        -----------

      Net investment and other operating income (loss)              (1,311,102)          (21,475)         21,475         (1,311,102)
                                                                   -----------         ---------         -------        -----------

Realized investment gains                                               68,697                --              --             68,697

Income tax expense on realized investment gains                             --                --              --                 --
                                                                   -----------         ---------         -------        -----------

      Net realized investment gains                                     68,697                --              --             68,697
                                                                   -----------         ---------         -------        -----------

      Net loss                                                      (1,242,405)          (21,475)         21,475         (1,242,405)

Other comprehensive income (loss):
   Unrealized gains on available-for-sale
   securities, net of taxes

      Net unrealized gain                                                4,657                --              --              4,657
                                                                   -----------         ---------         -------        -----------

Net comprehensive loss                                             $(1,237,748)        $ (21,475)        $21,475        $(1,237,748)
                                                                   ===========         =========         =======        ===========

          See accompanying summary of accounting policies and notes to consolidating financial statements

                     SBM Certificate Company and Subsidiary

      CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

                          Year ended December 31, 2000

                                                      SBM Certificate    Atlantic Capital       Eliminating
                                                          Company          Funding Corp.           Entries             Totals
                                                        -----------         -----------         ------------        -----------
Investment income
   Interest and dividend income from securities         $ 1,474,281         $        --         $         --        $ 1,474,281
   Other investment income                                   56,673                  --                   --             56,673
   Loss from investment in subsidiary                          (999)                 --                  999                 --
   Mortgage interest income                                  36,975                  --                   --             36,975
                                                        -----------         -----------         ------------        -----------

         Total investment income                          1,566,930                  --                  999          1,567,929
                                                        -----------         -----------         ------------        -----------

Investment and other expenses
   Management and investment advisory fees                  180,923                  --                   --            180,923
   Deferred acquisition cost amortization and
      renewal commissions                                   150,445                  --                   --            150,445
   Amortization of goodwill                                  18,143                  --                   --             18,143
   Other expenses                                           177,366                 999                   --            178,365
                                                        -----------         -----------         ------------        -----------

         Total investment and other expenses                526,877                 999                   --            527,876
                                                        -----------         -----------         ------------        -----------

Interest credited on certificate liability                1,523,169                  --                   --          1,523,169
                                                        -----------         -----------         ------------        -----------

         Net investment loss before income taxes           (483,116)               (999)                 999           (483,116)

Deferred income tax benefit                                 621,055                  --                   --            621,055
                                                        -----------         -----------         ------------        -----------

         Net investment income (loss)                       137,939                (999)                 999            137,939
                                                        -----------         -----------         ------------        -----------

Realized investment losses                                 (428,582)                 --                   --           (428,582)
Income tax expense on realized investment losses                 --                  --                   --                 --
                                                        -----------         -----------         ------------        -----------

         Net realized investment losses                    (428,582)                 --                   --           (428,582)
                                                        -----------         -----------         ------------        -----------

         Net loss                                          (290,643)               (999)                 999           (290,643)

Other comprehensive income (loss):
   Unrealized gains on available-for-sale
   securities, net of taxes

      Net unrealized gain                                   502,906                  --                   --            502,906
                                                        -----------         -----------         ------------        -----------

Total comprehensive income (loss)                       $   212,263         $      (999)        $        999        $   212,263
                                                        ===========         ===========         ============        ===========

          See accompanying summary of accounting policies and notes to consolidating financial statements

                             SBM Certificate Company

                 STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

                          Year ended December 31, 1999

Investment income
   Interest income from securities                                  $ 2,261,957
   Other investment income                                               29,602
                                                                    -----------

         Total investment income                                      2,291,559
                                                                    -----------

Investment and other expenses
   Management and investment advisory fees                              154,042
   Deferred acquisition cost amortization and renewal commissions       193,973
   Real estate expenses                                                   2,610
   Other expenses                                                        19,200
                                                                    -----------

         Total investment and other expenses                            369,825
                                                                    -----------

Interest credited on certificate liability                            1,615,074
                                                                    -----------

         Net investment income before income taxes                      306,660

Income tax benefit                                                      102,013
                                                                    -----------

         Net investment income                                          408,673
                                                                    -----------

Realized investment losses                                             (470,507)
Income tax benefit on realized investment losses                         97,977
                                                                    -----------

         Net realized investment losses                                (372,530)
                                                                    -----------

         Net income                                                 $    36,143
                                                                    ===========

Other comprehensive loss:
   Unrealized loss on available-for-sale securities
      Unrealized holding loss in current year                       $  (895,970)
      Income tax                                                             --
                                                                    -----------

         Net unrealized loss during period                             (895,970)
                                                                    -----------

Net other comprehensive loss                                        $  (859,827)
                                                                    ===========

          See accompanying summary of accounting policies and notes to consolidating financial statements

                     SBM Certificate Company and Subsidiary

                CONSOLIDATING STATEMENTS OF SHAREHOLDER'S EQUITY

                     Years ended December 31, 2001 and 2000

                                                                                 SBM CERTIFICATE COMPANY*
                                                     -------------------------------------------------------------------------------
                                                                                            Accumulated
                                                     Common                   Additional    Other Com-                    Total
                                                      Stock                     Paid-in     prehensive    Accumulated  Shareholder's
                                                     Shares        Amount       Capital    Income (Loss)    Deficit       Equity
                                                     ------        ------     ----------   -------------  -----------  -------------
Balance at December 31, 1999                          250,000   $   250,000   $ 3,050,000    $(825,522)   $ 1,693,735   $ 4,168,213

Net loss - SBM-MN                                          --            --            --           --       (429,447)     (429,447)

Changes in net unrealized gains (losses)
  on available-for-sale securities, net of tax             --            --            --      290,115             --       290,115

Dividends paid                                                                                             (3,708,384)   (3,708,384)

Sale of SBM-MN as a reverse merger
  transaction (July 19, 2000)                              --      (250,000)   (3,050,000)     535,407      2,444,096      (320,497)
                                                   ----------   -----------   -----------    ---------    -----------   -----------

Balance at July 19, 2000                                   --            --            --           --             --            --

Issuance of common stock                              250,000       250,000            --           --             --       250,000

Additional paid-in capital                                 --            --     1,102,500           --             --     1,102,500

Contribution of common stock                               --            --       573,957           --             --       573,957

Changes in net unrealized gains (losses)
  on available-for-sale securities, net of tax             --            --            --      212,791             --       212,791

Retained earnings (deficit):
  Dividends paid, net                                      --            --            --           --     (2,805,421)   (2,805,421)

  Certificate liability release, net of tax                --            --            --           --      1,259,530     1,259,530

  Net loss since Acquisition                               --            --            --           --        138,804       138,804
                                                   ----------   -----------   -----------    ---------    -----------   -----------

Balance at December 31, 2000                          250,000       250,000     1,676,457      212,791     (1,407,087)      732,161

Additional paid-in capital                                 --            --     2,253,684           --             --     2,253,684

Changes in net unrealized gains (losses)
  on available-for-sale securities, net of tax             --            --            --        4,657             --         4,657

Retained earnings (deficit):
  Dividends paid, net                                      --            --            --           --       (579,934)     (579,934)

  Net loss                                                 --            --            --           --     (1,242,405)   (1,242,405)
                                                   ----------   -----------   -----------    ---------    -----------   -----------

Balance at December 31, 2001                          250,000   $   250,000   $ 3,930,141    $ 217,448    $(3,229,426)  $ 1,168,163
                                                   ==========   ===========   ===========    =========    ===========   ===========

                                                                      ATLANTIC CAPITAL FUNDING CORPORATION
                                                      -------------------------------------------------------------

                                                      Common              Additional                      Total
                                                      Stock                Paid-in     Accumulated   Shareholder's
                                                      Shares     Amount    Capital       Deficit         Equity
                                                      ------     ------   ----------   -----------   --------------
Balance at December 31, 1999                               --   $    --  $       --     $     --      $        --

Net loss - SBM-MN                                          --        --          --           --               --

Changes in net unrealized gains (losses)
  on available-for-sale securities, net of tax             --        --          --           --               --

Dividends paid

Sale of SBM-MN as a reverse merger
  transaction (July 19, 2000)                              --        --          --           --               --
                                                      -------   -------   ---------     --------      -----------

Balance at July 19, 2000                                   --        --          --           --               --

Issuance of common stock                                   --        --          --           --               --

Additional paid-in capital                                 --        --   1,000,000           --        1,000,000

Contribution of common stock                           10,000    20,000     553,957           --          573,957

Changes in net unrealized gains (losses)
  on available-for-sale securities, net of tax             --        --          --           --               --

Retained earnings (deficit):
  Dividends paid, net                                      --        --          --           --               --

  Certificate liability release, net of tax                --        --          --           --               --

  Net loss since Acquisition                               --        --          --         (999)            (999)
                                                      -------   -------   ---------     --------      -----------

Balance at December 31, 2000                           10,000    20,000   1,553,957         (999)       1,572,958

Additional paid-in capital                                 --        --      67,524           --           67,524

Changes in net unrealized gains (losses)
  on available-for-sale securities, net of tax             --        --          --           --               --

Retained earnings (deficit):
  Dividends paid, net                                      --        --          --           --               --

  Net loss                                                 --        --          --      (21,475)         (21,475)
                                                      -------   -------   ---------     --------      -----------

Balance at December 31, 2001                          $10,000   $20,000   1,621,481     $(22,474)     $ 1,619,007
                                                      =======   =======   =========     ========      ===========



                                                                               Total
                                                                          Consolidating
                                                           Eliminating     Shareholder's
                                                             Entries          Equity
                                                           -----------    --------------
Balance at December 31, 1999                              $        --      $ 4,168,213

Net loss - SBM-MN                                                             (429,447)

Changes in net unrealized gains (losses)
  on available-for-sale securities, net of tax                     --          290,115

Dividends paid                                                              (3,708,384)

Sale of SBM-MN as a reverse merger
  transaction (July 19, 2000)                                      --         (320,497)
                                                          -----------      -----------

Balance at July 19, 2000                                           --               --

Issuance of common stock                                           --          250,000

Additional paid-in capital                                 (1,000,000)       1,102,500

Contribution of common stock                                 (573,957)         573,957

Changes in net unrealized gains (losses)
  on available-for-sale securities, net of tax                     --          212,791

Retained earnings (deficit):
  Dividends paid, net                                              --       (2,805,421)

  Certificate liability release, net of tax                        --        1,259,530

  Net loss since Acquisition                                      999          138,804
                                                          -----------      -----------

Balance at December 31, 2000                               (1,572,958)         732,161

Additional paid-in capital                                    (67,524)       2,253,684

Changes in net unrealized gains (losses)
  on available-for-sale securities, net of tax                     --            4,657

Retained earnings (deficit):
  Dividends paid, net                                              --         (579,934)

  Net loss                                                     21,475       (1,242,405)
                                                          -----------      -----------

Balance at December 31, 2001                              $(1,619,007)     $ 1,168,163
                                                          ===========      ===========

               *    On  July  9,  2000  SBM  Certificate   Company  of  Maryland
                    purchased SBM Certificate of Minnesota (see note A)


          See accompanying summary of accounting policies and notes to consolidating financial statements

                             SBM Certificate Company

                        STATEMENT OF SHAREHOLDER'S EQUITY

                          Year ended December 31, 1999

                                                                          Accumulated
                                                         Additional          Other                             Total
                                           Common         Paid-in        Comprehensive        Retained      Shareholder's
                                            Stock         Capital        Income (loss)        Earnings         Equity
                                          ---------     ------------     -------------       ----------     -------------
Balance, December 31, 1998                $ 250,000      $3,050,000        $  70,448         $1,657,592     $ 5,028,040

   Net income                                    --              --               --             36,143          36,143

   Change in net unrealized
      gains (losses) on available-
      for-sale securities, net of tax            --              --         (895,970)                --        (895,970)
                                          ---------      ----------        ---------         ----------     -----------

   Comprehensive loss                                                                                          (859,827)
                                                                                                            -----------

Balance, December 31, 1999                $ 250,000      $3,050,000        $(825,522)        $1,693,735     $ 4,168,213
                                          =========      ==========        =========         ==========     ===========

          See accompanying summary of accounting policies and notes to consolidating financial statements

                     SBM Certificate Company and Subsidiary

                      CONSOLIDATING STATEMENT OF CASH FLOWS

                          Year ended December 31, 2001

                                                                   SBM Certificate   Atlantic Capital  Eliminating
                                                                       Company        Funding Corp.      Entries          Totals
                                                                   ---------------   ----------------  -----------      -----------
Cash flows from operating activities
   Net loss                                                          $(1,242,405)      $   (21,475)      $ 21,475       $(1,242,405)
   Adjustments to reconcile net loss to net
   cash provided by (used in) operating activities
      Loss from investment in subsidiary                                  21,475                --        (21,475)               --
      Provision for certificate liability                              1,172,552                --             --         1,172,552
      Realized investment gains                                          (68,697)               --             --           (68,697)
      Deferred income tax benefit                                       (288,264)               --             --          (288,264)
      Deferral of acquisition costs                                     (465,079)               --             --          (465,079)
      Amortization of deferred acquisition costs
         and renewal commissions                                         125,422                --             --           125,422
      Other amortization and depreciation                                 63,660               541             --            64,201
      Increase in dividends and interest receivable                     (269,625)           (3,848)            --          (273,473)

      Changes in other assets and liabilities                           (215,942)           33,636             --          (182,306)
                                                                     -----------       -----------       --------       -----------

         Net cash provided by (used in) operating activities          (1,166,903)            8,854             --        (1,158,049)
                                                                     -----------       -----------       --------       -----------

Cash flows from investing activities
   Fixed maturity investments:
      Sales and redemptions                                            6,532,248                --             --         6,532,248
   Purchase of mortgage notes held for sale                           (3,196,222)         (332,421)            --        (3,528,643)
   Investment in mortgage notes held for investment                      (15,000)               --             --           (15,000)
   Principal payments received on mortgage notes receivable            1,775,650           135,882             --         1,911,532
   Real estate tax lien certificates:
      Purchases                                                       (4,145,261)               --             --        (4,145,261)
      Repayments of tax lien certificates                              1,228,198                --             --         1,228,198
   Investment in subsidiary                                              (67,524)               --         67,524                --
   Purchase of fixed assets                                             (137,902)          (19,290)            --          (157,192)
   Repayment of certificate loans, net                                    11,932                --             --            11,932
                                                                     -----------       -----------       --------       -----------

         Net cash provided by (used in) investing activities           1,986,119          (215,829)        67,524         1,837,814
                                                                     -----------       -----------       --------       -----------

Cash flows from financing activities
   Amounts paid to face-amount certificate holders                    (4,750,988)               --             --        (4,750,988)
   Amounts received from face-amount certificate holders               6,472,858                --             --         6,472,858
   Capital contributed to company                                             --            67,524        (67,524)               --
   Net dividends paid                                                   (579,934)               --             --          (579,934)
                                                                     -----------       -----------       --------       -----------

         Net cash provided by (used in) financing activities           1,141,936            67,524        (67,524)        1,141,936
                                                                     -----------       -----------       --------       -----------

         NET INCREASE (DECREASE) IN CASH
            AND CASH EQUIVALENTS                                       1,961,152          (139,451)            --         1,821,701

Cash and cash equivalents, beginning                                   2,715,502         1,000,891             --         3,716,393
                                                                     -----------       -----------       --------       -----------

Cash and cash equivalents, end                                       $ 4,676,654       $   861,440       $     --       $ 5,538,094
                                                                     ===========       ===========       ========       ===========

Supplemental disclosure of significant noncash investing
   and financing activities:
      Contribution of assets from State Bond                         $ 2,253,684       $        --       $     --       $ 2,253,684
                                                                     ===========       ===========       ========       ===========

          See accompanying summary of accounting policies and notes to consolidating financial statements

                     SBM Certificate Company and Subsidiary

                      CONSOLIDATING STATEMENT OF CASH FLOWS

                          Year ended December 31, 2000

                                                               SBM Certificate   Atlantic Capital    Eliminating
                                                                    Company        Funding Corp.       Entries            Totals
                                                               ---------------   ----------------    -----------       ------------
Cash flows from operating activities
   Net loss                                                     $   (290,643)      $      (999)      $       999       $   (290,643)
   Adjustments to reconcile net loss to net
   cash provided by (used in) operating activities
      Loss from investment in subsidiary                                 999                --              (999)                --
      Provision for certificate liability                          1,523,169                --                --          1,523,169
      Realized investment losses                                     428,582                --                --            428,582
      Deferred income tax benefit                                   (621,055)               --                --           (621,055)
      Deferral of acquisition costs                                  (80,800)               --                --            (80,800)
      Amortization of deferred acquisition costs
      and renewal commissions                                        150,445                --                --            150,445
      Other amortization and depreciation                             18,947                --                --             18,947
      Decrease in dividends and interest receivable                   41,252                --                --             41,252
      Changes in other assets and liabilities                        425,769             1,890                --            427,659
                                                                ------------       -----------       -----------       ------------

         Net cash provided by (used in)
            operating activities                                   1,596,665               891                --          1,597,556
                                                                ------------       -----------       -----------       ------------

Cash flows from investing activities
   Fixed maturity investments:
      Purchases                                                     (263,808)               --                --           (263,808)
      Sales and redemptions                                        6,434,532                --                --          6,434,532
   Investment in mortgage notes held for investment                 (375,000)               --                --           (375,000)
   Investment in subsidiary                                       (1,000,000)               --         1,000,000                 --
   Purchase of mortgage notes held for sale                       (2,816,735)               --                --         (2,816,735)
   Cash paid for SBM                                              (1,350,000)               --                --         (1,350,000)
   Purchase of computer software                                     (68,003)               --                --            (68,003)
   Repayment of certificate loans, net                                14,864                --                --             14,864
                                                                ------------       -----------       -----------       ------------

         Net cash provided by investing activities                   575,850                --         1,000,000          1,575,850
                                                                ------------       -----------       -----------       ------------

Cash flows from financing activities
   Amounts paid to face-amount certificate holders                (8,718,868)               --                --         (8,718,868)
   Proceeds from issuance of common stock                            250,000                --                --            250,000
   Capital contributed to company                                  1,102,500         1,000,000        (1,000,000)         1,102,500
   Amounts received from face-amount
      certificate holders                                             15,681                --                --             15,681
   Net dividends paid                                             (6,513,805)               --                --         (6,513,805)
                                                                ------------       -----------       -----------       ------------

         Net cash provided by (used in)
            financing activities                                 (13,864,492)        1,000,000        (1,000,000)       (13,864,492)
                                                                ------------       -----------       -----------       ------------

         NET INCREASE (DECREASE) IN CASH
            AND CASH EQUIVALENTS                                 (11,691,977)        1,000,891                --        (10,691,086)

Cash and cash equivalents, beginning                              14,407,479                --                --         14,407,479
                                                                ------------       -----------       -----------       ------------

Cash and cash equivalents, end                                  $  2,715,502       $ 1,000,891       $        --       $  3,716,393
                                                                ============       ===========       ===========       ============

                                   (continued)

                     SBM Certificate Company and Subsidiary

                          Year ended December 31, 2000

Supplemental disclosure of significant noncash
   investing and financing activities:
Release of cerfificate liability, net of tax                       $  1,259,530
                                                                   ============

Acquisition of SBM-MN:
   Assets acquired                                                 $ 27,390,982
   Liabilities assumed                                              (26,557,263)
   Legal acquisiton costs                                              (136,868)
   Goodwill                                                             653,149
                                                                   ------------

      Total purchase price                                         $  1,350,000
                                                                   ============

Contribution of 1st Atlantic ownership to SBM-MD                   $    573,957
                                                                   ============


          See accompanying summary of accounting policies and notes to consolidating financial statements

                             SBM Certificate Company

                             STATEMENT OF CASH FLOWS

                          Year ended December 31, 1999

Cash flows from operating activities
   Net income                                                      $     36,143
   Adjustments to reconcile net income to net cash
   provided by operating activities
      Provision for certificate liability                             1,615,074
      Realized investment losses                                        470,507
      Deferral of acquisition costs                                    (140,145)
      Amortization of deferred acquisition costs and
         renewal commissions                                            193,973
      Other amortization and depreciation                                23,711
      Deferred tax expense                                               11,513
      Decrease in dividends and interest receivable                     115,051
      Changes in other assets and liabilities                          (247,085)
                                                                   ------------

            Net cash provided by operating activities                 2,078,742
                                                                   ------------

Cash flows from investing activities
   Fixed maturity investments:
      Purchases                                                     (22,469,407)
      Maturities and redemptions                                     26,873,872
      Sales                                                          10,171,240
   Repayment of certificate loans, net                                   39,276
                                                                   ------------

            Net cash provided by investing activities                14,614,981
                                                                   ------------

Cash flows from financing activities
   Amounts paid to face-amount certificate holders                   (5,737,826)
   Amounts received from face-amount certificate holders                171,612
                                                                   ------------

            Net cash used in financing activities                    (5,566,214)
                                                                   ------------

            NET INCREASE (DECREASE) IN CASH
               AND CASH EQUIVALENTS                                  11,127,509

Cash and cash equivalents, beginning                                  3,279,970
                                                                   ------------

Cash and cash equivalents, end                                     $ 14,407,479
                                                                   ============


          See accompanying summary of accounting policies and notes to consolidating financial statements

                     SBM Certificate Company and Subsidiary

                   NOTES TO CONSOLIDATING FINANCIAL STATEMENTS

                        December 31, 2001, 2000 and 1999

NOTE A - ORGANIZATION AND BUSINESS

     Organization and Acquisitions

     SBM Certificate Company and Subsidiary (the "Company") consists of SBM Certificate Company, a Maryland Corporation ("SBM-MD"), and Atlantic Capital Funding Corporation, a Maryland Corporation ("ACFC"). SBM-MD was formed on May 24, 2000 under the laws of the State of Maryland. SBM-MD is a wholly-owned subsidiary of State Bond and Mortgage Company, LLC ("State Bond"). 1st Atlantic Guaranty Corporation ("1st Atlantic"), a Maryland
     Corporation, is the sole member of State Bond. SBM-MD is an issuer of face-amount certificates and is registered under the Investment Company Act of 1940 (the "1940 Act").

     On July 19, 2000, State Bond completed the purchase of 100% of the issued and outstanding shares of common stock of SBM Certificate Company, a Minnesota Corporation ("SBM-MN") (the "Acquisition"), from ARM Financial Group, Inc. ("ARM"), a Delaware corporation. SBM-MN was a wholly-owned subsidiary of ARM and an issuer of face-amount certificates under the Investment Company Act of 1940.

     State Bond effected the Acquisition as assignee under a Stock Purchase Agreement, dated March 28, 2000, by and among 1st Atlantic, SBM-MN and ARM. State Bond is a 100% owned subsidiary of 1st Atlantic.

     The Stock Purchase Agreement provided for a purchase price of $1,400,000, which allowed for an adjustment to the purchase price based on actual asset values at the date of the Acquisition. As a result, the purchase price was reduced to $1,350,000, of which $950,000 was paid directly to ARM and $400,000 was held by an escrow agent as security for certain post-closing obligations and liabilities of ARM under the Stock Purchase Agreement. In October 2001, a final settlement was reached with ARM relating to these post-closing obligations, whereby, the Company received $278,333 and the remainder of the escrow monies were released to ARM. The Acquisition was accounted for as a reverse merger using the purchase method of accounting, whereby SBM-MD became the surviving corporation.

     The Acquisition was financed by a short-term bank loan made to State Bond, in the amount of $1,500,000. The loan provided for a floating and fluctuating rate of interest equal to the prime rate. State Bond's President, his wife and other officers also personally guaranteed this loan.

                     SBM Certificate Company and Subsidiary

                        December 31, 2001, 2000 and 1999

NOTE A - ORGANIZATION AND BUSINESS (Continued)

     Organization and Acquisitions (Continued)

     On July 19, 2000, upon completion of the Acquisition, SBM-MD declared and paid a cash dividend in the amount of $1,500,000 to its parent, State Bond, which used these proceeds to repay the bank borrowing described above. Immediately prior to the closing of the sale, SBM-MN paid a dividend to ARM in an amount equal to SBM-MN's shareholders' equity less (i) $450,000 and
     (ii) estimated deferred acquisition cost net of income taxes. The dividend, totaling $3,708,384, was in the form of a transfer of certain securities, in-kind, and the balance, in cash and cash equivalents.

     As a result of the Acquisition transactions, SBM-MD has succeeded SBM-MN as the "registrant" in all filings made by SBM-MN under the Securities Act of 1933, Securities Exchange Act of 1934 and Investment Act of 1940 (the "1940 Act").

     On December 17, 2000, 1st Atlantic contributed its 100% ownership interest in ACFC by assigning its 10,000 shares of ACFC common stock to SBM-MD (the "Contribution"). The Contribution resulted in additional paid-in capital to SBM-MD for the investment in ACFC, which totaled $573,957. SBM-MD also invested $1 million into ACFC on this date. ACFC was formed under the laws of the State of Maryland on March 27, 1997 and is a wholly-owned subsidiary of SBM-MD.

     Nature of Operations

     SBM-MD is engaged in the business of issuing and servicing face-amount certificates. A face-amount certificate is an obligation of the issuer to pay a face, or principal amount, plus specified interest, to the holder of the certificate. Under the certificates, the face-amount may be paid at the end of a certificate's Guarantee Period or at its Maturity Date. Lesser amounts are paid at such times if all or part of an investment in the Certificate is withdrawn prior to maturity or the end of any Guarantee Period. Interest, as described above, may be paid quarterly or annually, or compounded.

     The Company currently offers various series of single-payment investment certificates. The Company's face-amount certificate operations include issuance of single-payment certificates and the servicing of outstanding single-payment and installment certificates, the investment of related funds, and other related service activities.

                     SBM Certificate Company and Subsidiary

                        December 31, 2001, 2000 and 1999

NOTE A - ORGANIZATION AND BUSINESS (Continued)

     Nature of Operations (Continued)

     ACFC is a mortgage broker that originates residential and commercial loans and assigns certain loans to SBM-MD at closing. SBM-MD purchases these loans at ACFC's cost.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation

     The preparation of consolidating financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

     Principles of Consolidating

     The consolidating financial statements include the accounts of SBM-MD and its wholly-owned subsidiary, ACFC. All significant intercompany balances and transactions have been eliminated.

     Cash and Fixed Maturity Investments

     Fixed maturities and equity securities are classified as available-for-sale. Available-for-sale securities are stated at fair value, with the unrealized gains and losses, net of taxes, reported as a separate component of shareholder's equity in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The amortized cost of fixed maturities classified as available-for-sale is adjusted for amortization of premiums and accretion of discounts to maturity, or in the case of mortgage-backed securities, over the estimated life of the security. Such amortization or accretion is computed using the interest method and is included in investment income. Anticipated prepayments on mortgage-backed securities are considered in determining the effective yield on such securities. If a difference arises between anticipated and actual prepayments, the carrying value of the investment is adjusted with a corresponding charge or credit to investment income. Interest and dividends are included in investment income.

                     SBM Certificate Company and Subsidiary

                        December 31, 2001, 2000 and 1999

         NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Cash and Fixed Maturity Investments (Continued)

     Certificate loans are carried at their unpaid principal balances. Cash and cash equivalents consist of highly liquid investments with maturities of three months or less from the time of purchase. Security transactions are accounted for on the date the order to buy or sell is executed. Realized gains and losses on the sale of investments are determined based upon the specific identification method.

     Mortgage Notes Held for Sale

     Mortgage notes receivable held for sale are carried at the lower of cost or market value. Loan origination fees and discount points paid by borrowers and the incremental direct costs of originating the loans are capitalized until the loans are sold or paid off. The market value is determined by evaluating, on a loan by loan basis, the note receivable expected loan payments and the market value of the real estate securing the loan.

     Mortgage Notes Held for Investment

     Mortgage notes held for investment are carried at amortized cost net of loan origination fees and discount points paid by borrowers and the incremental direct costs of originating the loans. These fees and costs are capitalized and amortized through maturity. If necessary, a loan loss reserve is recognized for management's estimate of unrecoverable amounts. Unrecoverable balances are determined by management based on an evaluation of the borrower and the value of the real estate securing the loan.

     Real Estate Tax Lien Certificates

     Real estate tax lien certificates are investments comprised of delinquent real estate tax bills purchased from municipalities. The investments are secured by a first lien on the respective properties on which the tax is owed. They are carried at cost and, if necessary, a reserve is recognized for management's estimate of unrecoverable amounts.

     Deferred Acquisition Costs

     Costs of issuing new face-amount certificates, principally commissions, have been deferred. These costs are amortized on a straight-line basis over the initial maturity period of the certificates.

     Certificate Liability

     Face-amount certificates issued by the Company entitle certificate holders, who have made either single or installment payments, to receive a definite sum of money at maturity. The certificate liability accrues interest, and cash surrender values are less than the accumulated certificate liability prior to maturity dates. The certificate liability accumulation rates, cash surrender values, certificate liability and certificate reserves, among other matters, are governed by the 1940 Act.

                     SBM Certificate Company and Subsidiary

                        December 31, 2001, 2000 and 1999

         NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Certificate Liability (Continued)

     Following the Acquisition, a methodology for calculating the certificate liability was adopted and implemented, whereby the certificate liability is carried at the certificate's surrender value. This methodology is in accordance with Section 28 of the Investment Company Act of 1940. Application of this method of calculating the liability resulted in a reduction of the certificate liability net of tax of $1,259,530 at Acquisition. This amount is reflected as an adjustment to the accumulated deficit in the statement of shareholder's equity.

     Income Taxes

     The Company accounts for income taxes using the asset and liability approach, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying and tax bases of assets and liabilities. A valuation allowance is recorded if, based upon the evidence available, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

     Goodwill

     Goodwill resulted from the Acquisition transaction and is being amortized over 15 years. Upon the adoption of SFAS No. 142, goodwill and intangible assets that have indefinite useful lives will not be amortized but rather will be tested at least annually for impairment. The statement is applicable starting with fiscal years beginning after December 15, 2001. The Company will adopt the provisions of SFAS No. 142 on January 1, 2002. Under the new rules, goodwill will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. During 2002, the Company will perform the first of the required impairment tests of goodwill as of January 1, 2002 and has not yet determined what the effect of these tests will be on the earnings and financial position of the Company.

     Fixed Assets

     Fixed assets are carried at cost and depreciated using the straight-line method over the estimated useful lives of the assets.

     Revenue Recognition

     The Company recognizes interest and dividend income on investments when earned on an accrual basis. Revenue earned from the origination and brokering of loans is recognized upon the sale of the loan to an investor or third party. Gains and losses from the sales of investments are recognized at the date of sale of the investment.

                     SBM Certificate Company and Subsidiary

                        December 31, 2001, 2000, and 1999

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Advertising Costs

     The Company expenses the costs of advertising as incurred. Advertising expense for the years ended December 31, 2001 and 2000 was $93,422 and $0, respectively.

NOTE C - FIXED MATURITY INVESTMENTS

     The  amortized  cost  and  estimated  fair  values  of   available-for-sale
     securities were as follows:

                                                                 Gross         Gross
                                                               Unrealized    Unrealized
     December 31, 2001                             Cost           Gain          Loss         Fair Value
                                               -----------     ----------    ----------     -----------
        Fixed maturities
           Mortgage-backed
              securities                       $ 2,390,095      $209,896      $ 43,772      $ 2,556,219
           Corporate securities                  3,656,575       317,534       161,888        3,812,221
           U.S. Treasury securities
              and obligations of U.S.
              government agencies                  265,110        16,420        10,747          270,783
           Obligations of state and
              political subdivisions               128,236        10,764         3,910          135,090
                                               -----------      --------      --------      -----------

                 Total available-for-sale
                    securities                 $ 6,440,016      $554,614      $220,317      $ 6,774,313
                                               ===========      ========      ========      ===========

     December 31, 2000
        Fixed maturities
           Mortgage-backed
              securities                       $ 8,485,032      $236,944      $  1,849      $ 8,720,127
           Corporate securities                  3,632,239        97,246         7,297        3,722,188
           U.S. Treasury securities
              and obligations of U.S.
              government agencies                  410,123         9,065            --          419,188
           Obligations of state and
              political subdivisions               127,041        12,456            --          139,497
                                               -----------      --------      --------      -----------

     Total fixed maturities                     12,654,435       355,711         9,146       13,001,000
     Equity securities                             200,663            --            --          200,663
                                               -----------      --------      --------      -----------

                 Total available-for-sale
                    securities                 $12,855,098      $355,711      $  9,146      $13,201,663
                                               ===========      ========      ========      ===========

                     SBM Certificate Company and Subsidiary

                        December 31, 2001, 2000, and 1999

NOTE C - FIXED MATURITY INVESTMENTS (Continued)

     The amortized cost and estimated fair value of fixed maturity securities by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or repay obligations with or without call or prepayment penalties and because mortgage-backed securities provide for periodic payments throughout their life.

                                      December 31, 2001                   December 31, 2000
                                  ---------------------------       -----------------------------
                                                    Estimated                           Estimated
                                     Cost          fair value          Cost            fair value
                                  ----------       ----------       -----------       -----------
     FIXED MATURITIES
        Due in one year
           or less                $       --       $       --       $        --       $        --
        Due after one year
           through five years        951,380        1,010,344           227,452           227,702
        Due after five years
           through ten years         937,420        1,028,602         1,786,485         1,868,662
        Due after ten years        2,161,121        2,179,148         2,155,466         2,184,509
        Mortgage-backed
           securities              2,390,095        2,556,219         8,485,032         8,720,127
                                  ----------       ----------       -----------       -----------

     Total fixed maturities       $6,440,016       $6,774,313       $12,654,435       $13,001,000
                                  ==========       ==========       ===========       ===========

     Gains  (losses) of $64,966,  ($443,445),  and  ($470,507)  were realized on sales of fixed maturities classified as available-for-sale for the years ended December 31, 2001, 2000, and 1999, respectively.

     Gains of $3,731 and $14,863 were recognized on equity securities sold during 2001 and 2000, respectively. There were no gains or losses recognized on equity securities sold for the year ended December 31, 1999.

                     SBM Certificate Company and Subsidiary

                        December 31, 2001, 2000, and 1999

NOTE D - COMPREHENSIVE INCOME

     Comprehensive income is the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources, including net income and the change in unrealized gains or losses on the Company's available-for-sale securities.

     The following table shows, for available-for-sale securities, a reconciliation of the net unrealized gain (loss) arising during the period and the change in net unrealized gains (losses) as reported on the accompanying consolidating statements of shareholder's equity. Amounts are reported net of related tax.

                                                     Year Ended December 31,
                                            --------------------------------------------
                                               2001           2000               1999
                                            --------        ---------        -----------
     Net unrealized gain (loss)             $ 50,079        $ 221,294        $(1,162,300)
        arising during period on
        available-for-sale securities

     Reclassification adjustment
        for net realized (gains)
        losses included in net
        income                               (45,422)          (8,503)           266,330
                                            --------        ---------        -----------

     Change in net unrealized gains
        (losses) on available-for-
        sale securities                     $  4,657        $ 212,791        $  (895,970)
                                            ========        =========        ===========

                     SBM Certificate Company and Subsidiary

                        December 31, 2001, 2000, and 1999

NOTE E - FIXED ASSETS

     Fixed assets are as follows as of December 31, 2001 and 2000:

                                                            2001          2000
                                                          --------       -------

          Land and building                               $129,887       $    --
          Furniture and fixtures                            18,066            --
          Computer equipment                                77,311        68,072
                                                          --------       -------

             Total cost                                    225,264        68,072
             Less accumulated depreciation                  20,658            --
                                                          --------       -------

                                                          $204,606       $68,072
                                                          ========       =======

NOTE F - MORTGAGE NOTES HELD FOR SALE

     At December 31, 2001 and 2000, the Company held residential and commercial mortgage notes receivable for sale of $6,964,413, net of capitalized origination fees of $47,191 and deferred direct loan costs of $9,834. The notes accrue interest at rates ranging from 9.25% to 14.5%, are secured by real property and have maturity dates through October 1, 2031. The Company's intention is to sell the notes to a buyer under certain favorable market conditions. As of December 31, 2001, there are no commitments from investors to purchase any of these mortgage notes.

                     SBM Certificate Company and Subsidiary

                        December 31, 2001, 2000, and 1999

NOTE G - MORTGAGE NOTES HELD FOR INVESTMENT

     The Company held two mortgage notes receivable as of December 31, 2001 and 2000 as long-term investments. These notes are serviced by the Company and are secured by real property. The notes accrue interest at rates of 12% and 8% with maturity dates through December 31, 2001.

NOTE H - REAL ESTATE TAX LIEN CERTIFICATES

     The Company held investments in real estate tax lien certificates at December 31, 2001 in the amount of $2,917,063. Interest is earned based on a fixed rate of 20% on the outstanding taxes owed. Interest income on these investments for the year ended December 31, 2001 was $159,354 and accrued interest at December 31, 2001 was $142,967. The Company recovers the cost of its investment plus accrued interest from pass through payments on the tax bills from the municipality, which receives payments directly from the tax payers. The Company may also recover the cost of its investment plus accrued interest by exercising its rights to foreclose on the underlying properties within a two year period from the date of the investment purchase.

NOTE I - CERTIFICATE LIABILITY

     The Company's certificate liability consists of the statutory certificate liability and the additional certificate liability. The statutory certificate liability is calculated based on section 28(a) of the 1940 Act. The Company maintains an additional certificate liability amount in excess of the statutory liability. This additional liability plus the statutory liability is equal to the certificates' surrender value.

     The total certificate liability at December 31 is summarized as follows:

                                               2001              2000              Minimum            Additional
                                                                                   Interest            Interest
                                            -----------       -----------        ------------        ------------
     Fully-paid certificates:
     Single-payment series 503              $22,011,880       $18,926,313            2.50            2.10 to 4.60
     Installment                              1,226,036         1,271,625        2.50 to 3.50        1.50 to 2.75
     Optional settlement                        161,607           193,713        2.50 to 3.50        2.00 to 2.75
     Due to unallocated
        certificate holders                          --                --           None
                                            -----------       -----------

                                             23,399,523        20,391,651
                                            -----------       -----------

     Installment certificates:
        Reserves to mature, by series
           120 and 220                          336,000           274,385            3.25            1.75 to 2.00
           315                                   85,527           115,703            3.50            1.50 to 1.75
        Advance payments                             --           144,889
                                            -----------       -----------

                                                421,527           534,977
                                            -----------       -----------

     Total certificate liability            $23,821,050       $20,926,628
                                            ===========       ===========

                     SBM Certificate Company and Subsidiary

                        December 31, 2001, 2000, and 1999

NOTE J - FAIR VALUES OF FINANCIAL INSTRUMENTS

     The following disclosure of the estimated fair values of financial instruments is made in accordance with the requirements of SFAS No. 107, "Disclosures About Fair Value of Financial Instruments." The estimated fair value amounts have been determined using available market information and appropriate valuation methodologies. However, considerable judgment was required to develop these estimates. Accordingly, the estimates are not necessarily indicative of the amounts which could be realized in a current market exchange. The use of different market assumptions or estimation methodologies may have a material effect on the estimated fair value amounts.

                                          December 31, 2001                 December 31, 2000
                                    -----------------------------       -----------------------------
                                      Carrying         Estimated         Carrying          Estimated
                                        Value          Fair Value          Value           Fair Value
                                    -----------       -----------       -----------       -----------
     Assets
        Fixed maturities            $ 6,440,016       $ 6,774,313       $13,001,000       $13,001,000
        Equity securities                    --                --           200,663           200,663
        Mortgage notes held
           for sale                   6,964,413         6,964,413         3,090,618         3,197,418
        Mortgage notes held
           for investment               731,482           731,482           727,732           727,732
        Real estate tax lien
           certificates               2,917,063         2,917,063                --                --
        Certificate loans                98,137            98,137           110,069           110,069
        Cash and cash
           equivalents                5,538,094         5,538,094         3,716,393         3,716,393
     Liabilities
        Certificate liability        23,821,050        23,821,050        20,926,628        20,926,628

     The following methods and assumptions were used in estimating fair values:

     Fixed Maturities and Equity Securities

     Fair values for investments in securities are based on quoted market prices, where available. For fixed maturities and equity securities for which a quoted market price is not available, fair values are estimated using internally calculated estimates or quoted market prices of comparable instruments.

                     SBM Certificate Company and Subsidiary

                        December 31, 2001, 2000, and 1999

NOTE J - FAIR VALUES OF FINANCIAL INSTRUMENTS (Continued)

Certificate Loans

     The carrying value of certificate loans approximates their fair value.

Mortgate Notes Held for Sale

     Fair value is estimated by evaluating, on a loan-by-loan basis, the note receivable's expected loan payments and the market value of the real estate securing the loan.

Mortgate Notes Held for Investment

     Estimated fair value of mortgage notes held for investment approximates their carrying value.

Real Estate Tax Lien Certificates

     Estimated fair value of tax lien certificates approximates their carrying value.

Cash and Cash Equivalents

     The carrying amounts of cash and cash equivalents approximate their fair value given the short-term nature of these assets.

Certificate Liability

     The fair value and carrying value of the certificate liability is based on the surrender value of the applicable certificate prospectus.

                     SBM Certificate Company and Subsidiary

                        December 31, 2001, 2000, and 1999

NOTE K - INCOME TAXES

     Deferred income taxes reflect the net tax effects of (i) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (ii) operating and capital losses. Significant components of the deferred tax liabilities and assets as of December 31, 2001 and 2000 were:

                                                            2001        2000
                                                        -----------   ---------
     Deferred tax liabilities
        Net unrealized gains on available-for-sale
           securities                                   $   116,849   $ 133,774
        Certificate liability                               640,269     630,724
                                                        -----------   ---------

           Total deferred tax liabilities                   757,118     764,498
                                                        -----------   ---------

     Deferred tax assets
        Investments                                         185,644     311,829
        Mortgage notes                                           --      38,136
        Capital loss carryover                              381,925     206,455
        Net operating loss carryforward                     967,671     109,324
                                                        -----------   ---------

           Total deferred tax assets                      1,535,240     665,744

     Valuation allowance for deferred tax assets           (778,122)   (206,455)
                                                        -----------   ---------

        Net deferred tax assets                             757,118     459,289
                                                        -----------   ---------

        Deferred tax liabilities shown on the
           accompanying balance sheets                  $        --   $ 305,209
                                                        ===========   =========

     In 2001 and 2000, the Company has provided a valuation allowance for deferred tax assets for net operating loss carryforwards and capital loss carryforwards in which realization of these future benefits cannot be reasonably assured as a result of recurring operating losses and the uncertainty of the Company's ability to realize the capital loss carryforwards. If the Company has capital gains, these capital loss carryforwards would be available to offset such gain, subject to certain limitations. If the Company achieves profitability, these deferred tax assets would be available to offset future income tax liabilities and expense, subject to certain limitations.

                     SBM Certificate Company and Subsidiary

                        December 31, 2001, 2000, and 1999

NOTE K - INCOME TAXES (Continued)

     At December 31, 2001 and 2000, the Company had net operating loss carryforwards of approximately $2,506,919 and $283,223, respectively, for income tax purposes which expire in various years through 2021. The Company had capital loss carryforwards at December 31, 2001 and 2000 of approximately $988,930 and $283,223, respectively, which expire in various years through 2006.

     The components of the provision for federal income tax expense consist of the following:

                                                          Year Ended December 31,
                                                -------------------------------------------
                                                  2001             2000              1999
                                                ---------        ---------        ---------
          Current                               $      --        $      --        $(211,503)
          Deferred                               (288,264)        (621,055)          11,513
                                                ---------        ---------        ---------

          Total federal income tax benefit      $(288,264)       $(621,055)       $(199,990)
                                                =========        =========        =========

     Federal income tax expense differs from that computed by using the income tax rate of 35%, as shown below.

                                                          Year Ended December 31,
                                                -------------------------------------------
                                                  2001             2000              1999
                                                ---------        ---------        ---------
     Income tax benefit at
        statutory rate                          $(441,577)       $(309,977)       $ (57,346)
     State tax benefit, net of federal
        tax benefit                               (86,968)         (24,277)              --
     Increase in valuation allowance
        related to capital loss and
     NOL carryovers                               571,667          206,455           66,700
     Decrease in contingent tax liability              --               --         (200,000)
     Dividend received deduction                       --               --           (7,211)
     Certificate liability adjustment            (287,735)        (615,904)              --
     Mortgage notes marked to market                   --           38,136               --
     Tax-exempt interest                          (12,000)         (12,000)          (2,612)
     Other                                        (31,651)          96,512              479
                                                ---------        ---------        ---------
     Total federal income tax benefit           $(288,264)       $(621,055)       $(199,990)
                                                =========        =========        =========

                     SBM Certificate Company and Subsidiary

                   NOTES TO CONSOLIDATING FINANCIAL STATEMENTS

                        December 31, 2001, 2000 and 1999

NOTE L - RELATED PARTY TRANSACTIONS

     State Bond provides the Company with administrative services pursuant to an Administrative Services Agreement. This agreement stipulates that State Bond shall provide certain administrative and special services for the Company. Services include the use of State Bond's property and equipment, facilities and personnel needed for SBM-MD's daily operations. For providing such services, State Bond earns an annual fee from the Company calculated at either 1% of the Company's average certificate liability balances, or an amount not to exceed $2.5 million. The charge is determined monthly by State Bond and Company management. During 2001 and 2000, a fee was charged totaling $1,078,839 and $112,223, respectively. Management fees paid in 2001 and 2000 were $1,119,128 and $71,934, respectively, and $40,289 remained payable at December 31, 2000.

     On September 30, 2001, State Bond contributed as additional paid-in capital two mortgage notes to the Company which totaled $2,253,684 at that date. One of such notes in the amount of $1,127,473, is secured by real estate that is owned by the borrower, a partnership in which 1st Atlantic has an 85% partnership interest.

     A director of the Company provided legal services relating to the Acquisition and throughout 2001. Total costs for services provided during 2001 and 2000 were $8,150 and $61,960, respectively, and $18,000 remained payable as of December 31, 2000.

     The Controlling shareholder of 1st Atlantic, State Bond's parent, is also Chairman of the Board of Directors of SBM-MD.

NOTE M - SHAREHOLDER'S EQUITY AND REGULATORY MATTERS

     The Company is subject to restrictions relating to its regulatory capital requirements under the 1940 Act. The Company is required to establish and maintain qualified assets (as defined in Section 28(b) of the 1940 Act) having a value not less than the aggregate of certificate reserves (as calculated under Section 28(a)) plus $250,000 ($21.5 million and $20.2 million at December 31, 2001 and 2000, respectively). The Company had qualified assets (at amortized cost) of $23.6 million and $20.4 million at those respective dates.

     For purposes of determining compliance with the foregoing provisions, qualified assets are valued in accordance with District of Columbia Insurance Laws (the "D.C. Laws") as required by the 1940 Act. Qualified assets for which no provision for valuation is made in the D.C. Laws are valued in accordance with rules, regulations, or orders prescribed by the SEC. These values are the same as the financial statement carrying values, except that for financial statement purposes, fixed maturities and equity securities classified as available-for-sale are carried at fair value. For qualified asset purposes, fixed maturities classified as available-for-sale are valued at amortized cost and equity securities are valued at cost.

                     SBM Certificate Company and Subsidiary

                   NOTES TO CONSOLIDATING FINANCIAL STATEMENTS

                        December 31, 2001, 2000 and 1999

NOTE M - SHAREHOLDER'S EQUITY AND REGULATORY MATTERS (Continued)

Pursuant to the required calculations of various states, the provisions of the certificates, depository agreements, and the 1940 Act, qualified assets of the Company were deposited with independent custodians and invested in certain investments to meet certificate liability requirements as of December 31, 2001 and 2000, as shown in the following table. Certificate loans, secured by applicable certificate liabilities, are deducted from certificate reserves in computing deposit requirements.

                                                           December 31,
                                                   ----------------------------
                                                       2001            2000
                                                   ------------    ------------
     Qualified assets on deposit:
           Central depository                      $ 23,301,100    $ 20,114,019
           State governmental authorities               270,899         265,110
                                                   ------------    ------------

      Total qualified assets on deposit            $ 23,571,999    $ 20,379,129
                                                   ============    ============

      Certificate reserve under Section 28(a)      $ 21,311,350    $ 20,020,189
      Less: Certificate loans                           (98,137)       (110,069)
      Plus: Base capital requirement                    250,000         250,000
                                                   ------------    ------------

      Required deposits                            $ 21,463,213    $ 20,160,120
                                                   ============    ============

NOTE N - CONCENTRATIONS

During 2001, the Company had selling agreements in place with six broker-dealer firms to sell the face-amount certificates of the Company. Of the Company's $6,472,858 of new certificate sales, $4,226,506, or 65%, were sold by one broker-dealer, ARM Securities. To mitigate this concentration, in 2002, the Company has executed one new selling agreement and has begun extensive marketing to the other broker-dealers with which it has selling agreements. In addition, the Company has implemented a new internal retail sales division.

                                     PART II

Item 13 Other Expenses of issuance and Distribution

The Registrant pays registration fees pursuant to rule 24f-2 of the Investment Company Act of 1940. All other expenses of issuance and distribution of the securities covered by this Registration Statement are borne by Registrant's parent, State Bond & Mortgage Company, L.L.C., pursuant to the terms of the Amended and Restated Administrative Services Agreement filed as Exhibit (10) (a) to this Registration Statement.

Item 14 Indemnification of Directors and Officers

Under Section 2-418 of Maryland General Corporation Law, a corporation may indemnify certain directors, officers, employees, or agents. Consistent with Maryland Law, Article Seventh (E) (viii) of Registrant's Articles of Incorporation ("Articles") permits it to indemnify its Directors and officers to the fullest extent permitted by law. In addition, Article X of Registrant's By-Laws permits it to insure and indemnify its Directors, officers, and employees and agents to the fullest extent permitted by law. The above-cited provisions of Registrant's Articles and By-Laws, which have been filed as exhibits to this Registration Statement, are incorporated by reference into this Item to the extent necessary to respond to this item.

Various agreements that Registrant has entered or will enter into contain provisions for the indemnification of Registrant's officers and directors to the extent permitted by applicable law. These agreements have been filed as exhibits to this Registration statement, and are hereby incorporated by reference into this Item to the extent necessary to respond to this item.

Item 15 Recent Sales of Unregistered Securities

As part of its organization on May 24, 2000, the Registrant issued 250,000 shares of its common stock, par value $1 per share, which were paid for in cash. The Registrant issued its shares to its parent, State Bond & Mortgage Company, L.L.C., without registration under the 1933 Act in reliance upon the exemption provided by Section 4 (2) of the 1933 Act.

Item 16 Exhibits and Financial Statement Schedules

(a)  Exhibits

(2) Stock Purchase Agreement dated March 28, 2000 by and among 1st Atlantic Guaranty Corporation, SBM Certificate Company, and ARM Financial Group (Exhibits omitted), incorporated by reference to Exhibit (2) to form 8-K dated March 28, 2000 of 1st Atlantic Guaranty Corporation (File No. 333-41361).

(3)(a) Articles of Incorporation of the Company, previously filed as Exhibit (3)(a) to Post-Effective Amendment No. 11 to this Registration Statement filed on September 28, 2000.

(3)(a)(i) Certificate of Correction of Articles of Incorporation of the Company, previously filed as Exhibit (3)(a) of Post-Effective Amendment No. 13 to this Registration Statement filed on January 2, 2001.

(3)(b) By-Laws of the Company previously filed as Exhibit (3)(b) of Post-Effective Amendment No. 11 to this Registration Statement No. 33-38066 filed on September 28, 2000.

(4)(a) Form of Application previously filed as Exhibit (4)(a) of Post-Effective Amendment No. 11 to this Registration Statement No. 33-38066 filed on September 28, 2000.

(4)(b) Form of Account Statement previously filed as Exhibit (4)(b) of Post-Effective Amendment No. 11 to this Registration Statement No. 33-38066 filed on September 28, 2000.

(5) Opinion of Griffin, Griffin, Tarby & Murphy, LLP previously filed as Exhibit (5) of Post-Effective Amendment No. 13 to this Registration Statement No. 33-38066 filed on January 2, 2001.

(10)(a) Amended and Restated Administrative Services Agreement dated as of the 1st day of July, 2001, by and between the Company and State Bond & Mortgage Company, L.L.C., incorporated by reference to Exhibit (10)(a) to the Company's Form 10-K for the year ended December 31, 2001 (File No. 811-6268).

(10)(b) Custody Agreement, as amended and supplemented, between the Company (as successor to SBM Certificate Company (Minnesota)) and First Trust National Association (now U.S. Bank Trust N.A.) dated December 20, 1990, previously filed as Exhibit 10(b) to this Registration Statement filed on January 2, 1991.

(21)           Subsidiary of the Company,  incorporated  by reference to Exhibit
               (21) to the Company's Form 10-K for the year ended December 31, 2001 (Form No. 811-6268).

(23)(a)        Consent of Reznick, Fedder & Silverman dated April 18, 2002

(23)(b)        Consent of Ernst & Young LLP dated April 18, 2002

(23)(c)        Consent of Counsel (See Exhibit (5))

(24) Powers of Attorney, incorporated by reference to Exhibit (24) of Post-effective Amendment No. 11 to Registration Statement No. 33-38066 filed on September 28, 2000.

(b) Financial Statement Schedules, See page S-01 for Index to Financial Statement Schedules.

Item 17 Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, Maryland, on this 19th day of April, 2002.

                                                 SBM Certificate Company


                                                 By: /s/ ERIC M. WESTBURY
                                                    ----------------------------
                                                         Eric M. Westbury
                                                         President

Pursuant to the requirements of the Securities Act of 1933, this report has been signed by the following persons in the capacities and on the dates indicated:

Signature                  Capacity                             Date

/s/ JOHN J. LAWBAUGH       Chairman of the Board, Treasurer,    April 19, 2002
------------------------   and Director (Principal Executive
                           Officer)

/s/ TREY STAFFORD          Principal Financial and Accounting   April 19, 2002
------------------------   Officer

*                          Director
------------------------
Iraline G. Barnes

*                          Director
------------------------
Kumar Barve

                           Director
------------------------
Donald N. Briggs

*                          Director
------------------------
Nancy Hopkinson

*                          Director
------------------------
Brian Murphy

*                          Director
-------------------------
Marialice B. Williams

*By: /s/ JOHN J. LAWBAUGH
    ---------------------
         John J. Lawbaugh
         Attorney-in-Fact
         April 19, 2002

                             SBM CERTIFICATE COMPANY

                     INDEX TO FINANCIAL STATEMENT SCHEDULES

                                DECEMBER 31, 2001

                                                                            PAGE

REPORT OF INDEPENDENT AUDITORS                                              S-02
SCHEDULE I - INVESTMENTS IN SECURITIES OF UNAFFILIATED
                ISSUERS                                                     S-03
SCHEDULE II - INVESTMENTS IN AND ADVANCES TO AFFILIATES AND
                INCOME THEREON                                              S-05
SCHEDULE III - MORTGAGE LOANS ON REAL ESTATE AND INTEREST
                EARNED ON MORTGAGES                                         S-06
SCHEDULE V - QUALIFIED ASSETS ON DEPOSIT                                    S-07
SCHEDULE VI - CERTIFICATE RESERVES                                          S-08
SCHEDULE VII - VALUATION AND QUALIFYING ACCOUNTS                            S-14

                         REPORT OF INDEPENDENT AUDITORS

To the Shareholder and Board of Directors
SBM Certificate Company

We have audited the financial statements of SBM Certificate Company as of December 31, 2001, and for the year then ended, and have issued our report thereon dated February 28, 2002. Our audit also includes the financial statement schedules referenced in Item 16(b) of this Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth herein.


/s/ Reznick Fedder & Silverman

Bethesda, Maryland
February 28, 2002

                     SBM Certificate Company and Subsidiary

                             SUPPLEMENTAL SCHEDULES

         SCHEDULE I - INVESTMENTS IN SECURITIES OF UNAFFILIATED ISSUERS

                       December 31, 2001

                                                                     PRINCIPAL
NAME OF ISSUER AND TITLE OF ISSUE                                      AMOUNT           COST            VALUE
--------------------------------------------------------------      ----------       ----------       ----------
FIXED MATURITIES AVAILABLE-FOR-SALE
   U.S. TREASURY SECURITIES
      U.S. Treasury Note, 5.625%, due 5/15/2008                     $   50,000       $   51,360       $   52,407
      U.S. Treasury Note, 7.25%, due 8/15/2004                         200,000          213,750          218,376
                                                                                     ----------       ----------
                                                                                        265,110          270,783
                                                                                     ----------       ----------
OBLIGATIONS OF STATE AND POLITICAL
   SUBDIVISIONS
   Belmont County, Ohio, Sanitary Sewer District #3
      Waterworks Revenue Bonds, 4.25%, due 4/01/2004                    14,000           13,801           13,963
   Douglas County, Washington, Public Utilities Districts
      #1, Wells Hydroelectric Revenue Bonds, 4%,
      due 9/01/2018                                                     55,000           50,066           52,104
   Yuba County California, Water Agency Bonds, 4%,
      due 3/01/2016                                                     75,000           64,369           69,023
                                                                                     ----------       ----------
                                                                                        128,236          135,090
                                                                                     ----------       ----------

CORPORATE SECURITIES
   FINANCIAL INSTITUTIONS
      Central Fidelity Cap. I, Series A, 7.18%, due 4/15/2027          950,000          926,188          884,982
      Citigroup Inc., 7%, due 12/01/2025                               300,000          271,225          307,077
      First Union Corp., 6.4%, due 4/1/2008                            960,000          886,080          976,195
                                                                                     ----------       ----------
                                                                                      2,083,493        2,168,254
                                                                                     ----------       ----------

PUBLIC UTILITIES
   MCI Communications Corp., 7.75%, due 3/15/2024                      900,000          849,253          865,962
                                                                                     ----------       ----------
                                                                                        849,253          865,962
                                                                                     ----------       ----------

INDUSTRIAL:
   USX Corp., 6.65%, due 2/1/2006                                      750,000          723,829          778,005
                                                                                     ----------       ----------
                                                                                        723,829          778,005
                                                                                     ----------       ----------

      TOTAL CORPORATE SECURITIES                                                      3,656,575        3,812,221
                                                                                     ----------       ----------

                     SBM Certificate Company and Subsidiary

   SCHEDULE I - INVESTMENTS IN SECURITIES OF UNAFFILIATED ISSUERS - CONTINUED

                                December 31, 2001

                                                             PRINCIPAL
NAME OF ISSUER AND TITLE OF ISSUE                              AMOUNT           COST            VALUE
------------------------------------------------------       ----------      ----------      -----------
MORTGAGE-BACKED SECURITIES
   Countrywide Home Loans RAST, 1998-A8, A6, 6.2124%,
      due 8/25/2028                                            900,000          850,401         905,481
   Federal Home Loan Mortgage Corporation, 6.5%,
      due 5/15/2028                                          1,000,000          895,253         954,530
   Federal National Mortgage Association, 9%,
      due 4/01/2021                                             13,043           13,784          14,213
   Government National Mortgage Association
      11.5%, due 3/15/2015                                          98              196             113
      11.5%, due 4/15/2013                                         434              476             501
      11.5%, due 5/15/2015                                         127              144             147
      11.5%, due 8/15/2013                                         787              821             909
      6.875%, due 1/20/2026                                    139,514          137,203         142,740
   PNC Mortgage Securities Corp., 1998-7 1A13, 6.75%,
      due 9/25/2028                                            423,275          408,839         435,245
   PNC Mortgage Securities Corp., 1998-7 1A24, 7.25%,
      due 9/25/2028                                            101,864           82,978         102,340
                                                                             ----------      ----------
                                                                              2,390,095       2,556,219
                                                                             ----------      ----------

      TOTAL FIXED MATURITIES AVAILABLE-FOR-SALE                              $6,440,016      $6,774,313
                                                                             ==========      ==========

                     SBM Certificate Company and Subsidiary

   SCHEDULE II - INVESTMENTS IN AND ADVANCES TO AFFILIATES AND INCOME THEREON

                          Year ended December 31, 2001


                                                                                                AMOUNT OF DIVIDENDS OR INTEREST
                                                                                           -----------------------------------------
                                                                                                                       LOSS FROM
                                                                         CARRYING VALUE                              INVESTMENT IN
                                         NUMBER OF      PAR VALUE OF     OF INVESTMENT     CREDITED TO               SUBSIDIARY FOR
  NAME OF INVESTMENT IN SUBSIDIARY      SHARES HELD     SHARES HELD      IN SUBSIDIARY        INCOME       OTHER         PERIOD
-------------------------------------   -----------     ------------     --------------    ------------    -----     ---------------
Atlantic Capital Funding Corporation       10,000          $20,000         $1,619,007      $      --     $      --     $(21,475)
                                                           =======         ==========      =========     =========     ========

                     SBM Certificate Company and Subsidiary

  SCHEDULE III - MORTGAGE LOANS ON REAL ESTATE AND INTEREST EARNED ON MORTGAGES

                          Year ended December 31, 2001

                                                    AMOUNT OF PRINCIPAL UNPAID AT
                                                           CLOSE OF PERIOD
                                                   ------------------------------
                                                                                      AMOUNT OF                       INTEREST IN
                                     CARRYING                          SUBJECT TO     MORTGAGES       INTEREST DUE       EARNED
                                    AMOUNT OF                          DELINQUENT       BEING        AND ACCRUED AT    APPLICABLE
   DESCRIPTION     PRIOR LIENS        ASSET          TOTAL              INTEREST      FORECLOSED      END OF PERIOD     TO PERIOD
-----------------  -----------      ---------      ----------          -----------    ----------     --------------   ------------
LIENS ON:

   RESIDENTIAL          NONE       $5,604,256      $5,604,256          $2,267,316     $2,267,316         $131,050       $530,103
   COMMERCIAL           NONE        2,091,639       2,091,639           1,065,000      1,065,000           24,917         24,917
                     ---------     ----------      ----------          ----------     ----------         --------       --------

      TOTAL          $      --     $7,695,895      $7,695,895          $3,332,316     $3,332,316         $155,967       $555,020
                     =========     ==========      ==========          ==========     ==========         ========       ========

                     SBM Certificate Company and Subsidiary

                    SCHEDULE V - QUALIFIED ASSETS ON DEPOSIT

                                December 31, 2001

                                                                          FIRST
                                                                      MORTGAGES AND
                                                   INVESTMENTS IN      OTHER FIRST
                                                     SECURITIES       LIENS ON REAL       OTHER
    NAME OF DEPOSITORY                  CASH             (a)              ESTATE           (b)             TOTAL
--------------------------------     ----------    --------------    ---------------     --------       -----------
State governmental authorities
   Securities Department
      of Illinois                    $       --       $  265,110       $        --       $  5,789       $   270,899
Central depositary
   US Bank                            5,210,521        6,174,906        10,612,958        367,105        22,365,490
   Bank of America                      719,963               --                --             --           719,963
   Chase Manhattan                       65,960               --                --             --            65,960
   Chevy Chase                           45,648               --                --             --            45,648
   State Bank                            16,799               --                --             --            16,799
   Wells Fargo                           87,240               --                --             --            87,240
                                     ----------       ----------       -----------       --------       -----------

Total qualified assets on
   deposit                           $6,146,131       $6,440,016       $10,612,958       $372,894       $23,571,999
                                     ==========       ==========       ===========       ========       ===========

(a)  Represents amortized cost of bonds and securities.

(b)  Represents dividend and interest receivable on qualified assets.

                     SBM Certificate Company and Subsidiary

                       SCHEDULE VI - CERTIFICATE RESERVES
                           PART I - SUMMARY OF CHANGES

                          Year ended December 31, 2001

                                                                                                 BALANCE AT BEGINNING OF YEAR
                                                                                      ----------------------------------------------
                                                                                                                        RESERVES
                                                                                       NUMBER OF                       (INCLUDING
                                                                                       ACCOUNTS                          ADVANCE
                                                                                         WITH                         PAYMENTS WITH
                                                                             YIELD     SECURITY       AMOUNT OF          ACCRUED
                  DESCRIPTION                                               PERCENT     HOLDERS    MATURITY VALUE       INTEREST)
----------------------------------------------------------------           --------   ----------   ---------------   ---------------
Reserves to mature, installment certificates
   Series 120                                                                  2.75          8       $    50,000       $   172,042
   Series 220                                                                  2.75         15            80,000           221,336
   Series 315                                                                  2.66         22            90,200           141,599

Single payment certificates
   Series 503                                                                  2.50      1,691        21,087,286        18,926,313
   Series 505                                                                  2.50         --                --                --
   Series 507                                                                  2.50         --                --                --
   Series 510                                                                  2.50         --                --                --

Fully paid installment certificates - (Paid Up Bonds)                          2.50        404         2,099,101         1,271,625

Optional settlement certificates
   Paid-up certificate (Special Maturity)                                      2.50          3               575               483
   Annuities                                                                   3.00         43           437,675           193,230

   Due to unlocated certificate holders                                        None         26             2,799                --
                                                                                         -----       -----------       -----------

   Total                                                                                 2,212       $23,847,636       $20,926,628
                                                                                         =====       ===========       ===========

Total charged to income, per above
   Less reserve recoveries from terminations prior to maturity

   Interest credited on certificate reserves, per statement of operations and comprehensive income (loss)

                                                                                                ADDITIONS
                                                                       ------------------------------------------------------------


                                                                                          RESERVE
                                                                                        PAYMENTS BY      CHARGED TO
                                                                        CHARGED TO      CERTIFICATE    OTHER ACCOUNTS
                  DESCRIPTION                                             INCOME          HOLDERS            (a)         Adjustment
----------------------------------------------------------------       -----------      ------------   ---------------   ----------
Reserves to mature, installment certificates
   Series 120                                                          $     6,058       $    1,398       $       --     $      --
   Series 220                                                               10,588            3,180               --            --
   Series 315                                                                6,309            4,202               --            --

Single payment certificates
   Series 503                                                              849,241        2,079,484                         49,589
   Series 505                                                               55,306        1,361,590                             --
   Series 507                                                               27,133          506,043                             --
   Series 510                                                              129,766        2,516,961                             --

Fully paid installment certificates - (Paid Up Bonds)                       82,452                                --        14,965

Optional settlement certificates
   Paid-up certificate (Special Maturity)                                       15               --               --            --
   Annuities                                                                20,127                                --        69,916

   Due to unlocated certificate holders                                         --               --               --            --
                                                                       -----------       ----------       ----------     ---------

   Total                                                               $ 1,186,995       $6,472,858       $       --     $ 134,470
                                                                       ===========       ==========       ==========     =========

Total charged to income, per above                                     $ 1,186,995
   Less reserve recoveries from terminations prior to maturity             (14,443)
                                                                       -----------
   Interest credited on certificate reserves,
      per statement of operations and comprehensive income (loss)      $ 1,172,552
                                                                       ===========

                     SBM Certificate Company and Subsidiary

                 SCHEDULE VI - CERTIFICATE RESERVES - CONTINUED
                     PART I - SUMMARY OF CHANGES - CONTINUED

                          Year ended December 31, 2001

                                                     DEDUCTIONS                             BALANCE AT END OF YEAR
                                       -------------------------------------    --------------------------------------------------
                                                                                                                       RESERVES
                                                                                                                      (INCLUDING
                                                        CASH                      NUMBER OF                             ADVANCE
                                                     SURRENDERS                 ACCOUNTS WITH                       PAYMENTS) WITH
                                                      PRIOR TO                    SECURITY          AMOUNT OF           ACCRUED
         DESCRIPTION                   MATURITIES     MATURITY        OTHER        HOLDERS       MATURITY VALUE        INTEREST
---------------------------------      ----------    ----------     --------    -------------    --------------     --------------
Reserves to mature, installment
certificates
   Series 120                          $   25,988    $       --     $ 25,991             7         $    40,000       $   127,519
   Series 220                              11,516            --       15,107            13              71,000           208,481
   Series 315                                  --         4,182       62,401            16              61,600            85,527

Single payment certificates
   Series 503                           3,387,995     1,003,175           --         1,348          17,840,500        17,513,457
   Series 505                                  --         8,083        2,200           152           2,441,879         1,406,613
   Series 507                                  --            --        1,581            68             798,935           531,595
   Series 510                                  --        68,888       17,624           189           3,761,918         2,560,215

Paid-up bonds                                  --       125,294       17,712           391           2,006,476         1,226,036

Optional settlement certificates
   Paid-up certificate                         --            --           --             3                 575               498
   Annuities                              115,867            --        6,297            38             161,608           161,109

   Due to unlocated certificate
   holders                                     --            --           --            --                  --                --
                                       ----------    ----------     --------         -----         -----------       -----------

   Total                               $3,541,366    $1,209,622     $148,913         2,225         $27,184,491       $23,821,050
                                       ==========    ==========     ========         =====         ===========       ===========

                     SBM Certificate Company and Subsidiary

                 SCHEDULE VI - CERTIFICATE RESERVES - CONTINUED
            PART II - INFORMATION REGARDING INSTALLMENT CERTIFICATES
                           CLASSIFIED BY AGE GROUPINGS

                          Year ended December 31, 2001

                                                       BALANCE AT BEGINNING OF YEAR
                                             ------------------------------------------------
                                               NUMBER OF
                                 AGE            ACCOUNTS
                              GROUPING       WITH SECURITY       AMOUNT OF          AMOUNT OF
                              IN YEARS          HOLDERS       MATURITY VALUE        RESERVES
                              --------       -------------    --------------        ---------
Series 120                       23                 0             $     --          $      --
                                 24                 1                6,000             15,869
                                 25                 1                8,000             11,710
                                 31                 0                   --                 --
                                 32                 1                5,000             14,904
                                 33                 0                   --                 --
                                 34                 0                   --                 --
                                 35                 1                6,000             18,966
                                 36                 1                6,000             19,082
                                 37                 1                3,000             11,138
                                 38                 0                   --                 --
                                 40                 2               16,000             75,076

Interest reserve

Accrued interest payable                                                                5,297
                                              -------             --------          ---------

Total                                               8             $ 50,000          $ 172,042
                                              =======             ========          =========

Series 220                       23                 0             $     --          $      --
                                 24                 1               12,000             16,521
                                 29                 0                   --                 --
                                 30                 1                4,000              8,970
                                 31                 0                   --                 --
                                 32                 1                5,000             15,711
                                 33                 7               35,000             99,947
                                 34                 3               15,000             48,866
                                 35                 2                8,000             26,457

Interest reserve

Accrued interest payable                                                                4,864
                                              -------             --------          ---------

Total                                              15             $ 79,000          $ 221,336
                                              =======             ========          =========

                     SBM Certificate Company and Subsidiary

                 SCHEDULE VI - CERTIFICATE RESERVES - CONTINUED
            PART II - INFORMATION REGARDING INSTALLMENT CERTIFICATES
                     CLASSIFIED BY AGE GROUPINGS - CONTINUED

                          Year ended December 31, 2001

                                 DEDUCTIONS                                BALANCE AT END OF YEAR
                           --------------------     ----------------------------------------------------------------------
                              CASH
                           SURRENDERS                                        NUMBER OF
                            PRIOR TO                AGE GROUPING IN       ACCOUNTS WITH          AMOUNT OF       AMOUNT OF
                            MATURITY      OTHER          YEARS           SECURITY HOLDERS     MATURITY VALUE     RESERVES
                           -----------    -----     ----------------     ----------------     --------------     ---------
Series 120                                                 23                     0             $      --        $      --
                                                           24                     1                 6,000           15,917
                                                           25                     1                 8,000           12,645
                                                           31                     0                    --               --
                                                           32                     0                    --               --
                                                           33                     1                 5,000           16,224
                                                           34                     0                    --               --
                                                           35                     0                    --               --
                                                           36                     2                12,000           41,137
                                                           37                     1                 3,000           11,827
                                                           38                     0                    --               --
                               25,988                      40                     1                 6,000           25,846
Interest
   reserve
Accrued
   interest
   payable                                                                                                           3,923
                             --------     --------                         --------             ---------        ---------

      Total                  $ 25,988     $     --                                7             $  40,000        $ 127,519
                             ========     ========                         ========             =========        =========

Series 220                                                 23                     0             $      --        $      --
                                                           24                     1                12,000           18,271
                                                           29                     0                    --               --
                                                           30                     1                 4,000            9,684
                                                           31                     0                    --               --
                               11,515                      32                     1                 6,000           16,759
                                            15,107         33                     4                21,000           63,297
                                                           34                     3                14,000           47,622
                                                           35                     3                14,000           48,400
Interest
   reserve
Accrued
   interest
   payable                                                                                                           4,448
                             --------     --------                         --------             ---------        ---------
      Total                  $ 11,515     $ 15,107                               13             $  71,000        $ 208,481
                             ========     ========                         ========             =========        =========

                     SBM Certificate Company and Subsidiary

                 SCHEDULE VI - CERTIFICATE RESERVES - CONTINUED
            PART II - INFORMATION REGARDING INSTALLMENT CERTIFICATES
                           CLASSIFIED BY AGE GROUPINGS

                          Year ended December 31, 2001

                                                              BALANCE AT BEGINNING OF YEAR
                                                      ----------------------------------------
                                                      ACCOUNTS
                                         AGE            WITH          AMOUNT OF
                                     GROUPING IN      SECURITY         MATURITY      AMOUNT OF
                                        YEARS          HOLDERS           VALUE       RESERVES
                                     -----------      --------        ----------     ---------
Series 315                                12                 1          $ 2,200        $1,644
                                          13                 1            5,500         4,401
                                          14                 0               --            --
                                          15                 4           22,000        21,766
                                          16                 2            2,200         2,657
                                          17                 5           13,200        18,161
                                          18                 4           17,600        25,633
                                          19                 2           13,200        31,399
                                          20                 4           14,300        26,376

Interest reserve                                                                        2,706

Accrued interest payable                                                                6,856
                                                       -------          -------      --------

Total                                                       23          $90,200      $141,599
                                                       =======          =======      ========

                                  (continued)

                     SBM Certificate Company and Subsidiary

                 SCHEDULE VI - CERTIFICATE RESERVES - CONTINUED
            PART II - INFORMATION REGARDING INSTALLMENT CERTIFICATES
                     CLASSIFIED BY AGE GROUPINGS - CONTINUED

                          Year ended December 31, 2001

                                DEDUCTIONS                                   BALANCE AT END OF YEAR
                      ----------------------------    ----------------------------------------------------------------------
                                                                             NUMBER OF
                       CASH SURRENDERS                AGE GROUPING IN      ACCOUNTS WITH        AMOUNT OF          AMOUNT OF
                      PRIOR TO MATURITY      OTHER         YEARS         SECURITY HOLDERS     MATURITY VALUE        RESERVES
                      -----------------      -----    ----------------   ----------------     --------------       ---------
Series 315                                                   12                 0                 $     --          $     --
                                                             13                 0                       --                --
                                                             14                 2                    7,700             6,829
                                             37,258          15                 0                       --                --
                                                             16                 4                   20,900            23,035
                                                             17                 2                    4,400             5,797
                                                             18                 1                    2,200             3,527
                                                             19                 6                   24,200            38,555
                              4,182          24,021          20                 1                    2,200             3,932

Interest
   reserve                                                                                                             2,302
Accrued interest
   payable                                                                                                             1,550
                            -------        --------                            ---                --------          --------
   Total                    $ 4,182        $ 61,279                             16                $ 61,600          $ 85,527
                            =======        ========                            ===                ========          ========

                     SBM Certificate Company and Subsidiary

                SCHEDULE VII - VALUATION AND QUALIFYING ACCOUNTS

                                                              ADDITIONS
                                                   ------------------------------
                                                   CHARGED TO    CHARGED TO OTHER
      DESCRIPTION          BEGINNING OF YEAR        EXPENSE          ACCOUNTS          DEDUCTIONS       END OF YEAR
-----------------------    -----------------       ----------    ----------------      ----------       -----------
Valuation allowance on
   deferred tax assets
   year ended
   December 31,
      2001                      $206,455             $     --       $571,667(1)       $      --           $778,122
      2000                      $     --             $     --       $206,455(1)       $      --           $206,455
      1999                      $120,000             $140,981       $261,163(2)       $      --           $522,144
      1998                      $400,000             $     --       $     --          $(280,000)(3)       $120,000

(1) The valuation allowance was increased as a result of establishing a full valuation allowance on deferred tax assets for capital loss carryforwards and NOL carryforwards.

(2) The valuation allowance was increased as a result of establishing a full valuation allowance on deferred tax assets for unrealized losses on assets available-for-sale. The increase in valuation allowance resulted in a reduction of shareholders' equity.

(3) The capital loss carryover was utilized during 1998, and therefore the related valuation allowance was released.